Exhibit 10.2

EXECUTION VERSION

AMENDED AND RESTATED TERM LOAN GUARANTEE AND COLLATERAL AGREEMENT,

dated as of June 7, 2019,

among

MARIPOSA INTERMEDIATE HOLDINGS LLC,
as Holdings,

NEIMAN MARCUS GROUP LTD LLC,
as the Lead Borrower,

each other Grantor and/or Guarantor party hereto,

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent and Collateral Agent

Reference is made to the ABL/Term Loan/Notes Intercreditor Agreement dated as of June 7, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL/Term Loan/Notes Intercreditor Agreement”), among Deutsche Bank AG New York Branch as ABL Agent (as defined therein), Credit Suisse AG, Cayman Islands Branch, as Term Loan Agent (as defined therein), Ankura Trust Company, LLC as New Second Lien Notes Collateral Agent (as defined therein) and Wilmington Trust, National Association, as New Third Lien Notes Collateral Agent (as defined therein) and acknowledged by Holdings, the Borrowers and the Subsidiaries from time to time party thereto.  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent, for the benefit of the secured parties hereunder and the exercise of any right or remedy by the Collateral Agent and the other secured parties hereunder are subject to the provisions of the ABL/Term Loan/Notes Intercreditor Agreement.  In the event of any conflict or inconsistency between the provisions of the ABL/Term Loan/Notes Intercreditor Agreement and this Agreement, the provisions of the ABL/Term Loan/Notes Intercreditor Agreement shall control.

Reference is made to the Junior Lien Intercreditor Agreement dated as of June 7, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Junior Lien Intercreditor Agreement”), among Credit Suisse AG, Cayman Islands Branch, as Initial First Lien Representative (as defined therein), Credit Suisse AG, Cayman Islands Branch, as Initial First Lien Collateral Agent (as defined therein), Ankura Trust Company, LLC as Initial Second Lien Representative (as defined therein), Ankura Trust Company, LLC, as Initial Second Lien Collateral Agent (as defined therein), Wilmington Trust, National Association, as 8.000% Notes Representative (as defined therein), Wilmington Trust, National Association, as 8.750% Notes Representative (as defined therein) and Wilmington Trust, National Association, as Initial Third Lien Collateral Agent (as defined therein) and acknowledged by Holdings, the Borrowers and the Subsidiaries from time to time party thereto.  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent, for the benefit of the secured parties hereunder and the exercise of any right or remedy by the Collateral

i

Agent and the other secured parties hereunder are subject to the provisions of the Junior Lien Intercreditor Agreement.  In the event of any conflict or inconsistency between the provisions of the Junior Lien Intercreditor Agreement and this Agreement, the provisions of the Junior Lien Intercreditor Agreement shall control.

Reference is made to that certain Subordination Agreement, dated as of June 7, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Extended Term Loan PropCo Subordination Agreement”), by and among 2019 Extended Term Loan PropCo, Credit Suisse AG, Cayman Islands Branch for itself and on behalf of the First Priority Holders (as defined therein), Ankura Trust Company, LLC, for itself and on behalf of the Second Priority Holders (as defined therein), Wilmington Trust, National Association, for itself and on behalf of each series of Third Priority Holders (as defined therein), Wilmington Savings Fund Society, FSB for itself and on behalf of the 2028 Notes Holders (as defined therein), Deutsche Bank AG New York Branch, for itself and on behalf of the ABL Holders (as defined therein), and each other Representative (as defined therein) party thereto from time to time.  Notwithstanding anything herein to the contrary, the applicable guarantees hereunder and the exercise of any right or remedy by the Administrative Agent and the other parties hereunder are subject to the provisions of the Extended Term Loan PropCo Subordination Agreement.  In the event of any conflict or inconsistency between the provisions of the Extended Term Loan PropCo Subordination Agreement and this Agreement, the provisions of the Extended Term Loan PropCo Subordination Agreement shall control.

Reference is made to that certain Subordination Agreement, dated as of June 7, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Notes PropCo Subordination Agreement” and together with the Extended Term Loan PropCo Subordination Agreement, the “PropCo Subordination Agreements”), if applicable, by and among Notes PropCo, Credit Suisse AG, Cayman Islands Branch for itself and on behalf of the First Priority Holders (as defined therein), Ankura Trust Company, LLC, for itself and on behalf of the Second Priority Holders (as defined therein), Wilmington Trust, National Association, for itself and on behalf of each series of Third Priority Holders (as defined therein), Wilmington Savings Fund Society, FSB for itself and on behalf of the 2028 Notes Holders (as defined therein), Deutsche Bank AG New York Branch, for itself and on behalf of the ABL Holders (as defined therein), and each other Representative (as defined therein) party thereto from time to time.  Notwithstanding anything herein to the contrary, the applicable guarantees hereunder and the exercise of any right or remedy by the Administrative Agent and the other parties hereunder are subject to the provisions of the Notes PropCo Subordination Agreement, if applicable.  In the event of any conflict or inconsistency between the provisions of the Notes PropCo Subordination Agreement and this Agreement, the provisions of the Notes PropCo Subordination Agreement, if applicable, shall control.

Schedules

Schedule I	Pledged Stock; Debt Securities
Schedule II	Intellectual Property
Schedule III	Filing Jurisdictions
Schedule IV	Commercial Tort Claims
Schedule V	Original Guarantors

Exhibits

Exhibit I	Form of Supplement to the Guarantee and Collateral Agreement
Exhibit II	Form of Trademark Security Agreement
Exhibit III	Form of Patent Security Agreement
Exhibit IV	Form of Copyright Security Agreement

AMENDED AND RESTATED TERM LOAN GUARANTEE AND COLLATERAL AGREEMENT dated as of June 7, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among each party identified as a “Grantor” on the signature pages hereto (together with any other entity that may become a party hereto as a Grantor as provided herein, each a “Grantor” and, collectively, the “Grantors”), each party identified as a “Guarantor” on the signature pages hereto (together with any other entity that may become a party hereto as a Guarantor as provided herein, each a “Guarantor” and, collectively, the “Guarantors”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent for the Lenders under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”) and as Collateral Agent for the Secured Parties (as defined below) (in such capacity, the “Collateral Agent”).

RECITALS

(1)                                 Reference is made to (a) that certain TERM LOAN CREDIT AGREEMENT, dated as of October 25, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), among MARIPOSA INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company, NEIMAN MARCUS GROUP LTD LLC, a Delaware limited liability company, the Lenders party thereto from time to time and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and as Collateral Agent and (b) that certain Indenture dated as of May 27, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, including pursuant to that certain Supplemental Indenture dated as of the date hereof, the “Existing Notes Indenture”), between THE NEIMAN MARCUS GROUP LLC, a Delaware limited liability company (the “Existing Notes Issuer”), and WILMINGTON SAVINGS FUND SOCIETY, FSB, as successor trustee (in such capacity, the “Existing Notes Trustee”), pursuant to which the Existing Notes Issuer’s 7.125% Debentures due 2028 in an initial aggregate principal amount of $125,000,000 (the “Existing 2028 Debentures”) were issued.

(2)                                 Pursuant to that certain Extension Amendment and Amendment No. 2 to Credit Agreement, dated as of the date hereof (the “2019 Extension Amendment”), by and among Holdings, the Borrowers, the Subsidiary Loan Parties party thereto, the Administrative Agent, the Collateral Agent and the Lenders party thereto (such Lenders, the “2019 Extending Term Lenders”), the Administrative Agent and the Required Lenders have agreed, inter alia, to amend and restate the Existing Credit Agreement in its entirety (as amended by the 2019 Extension Amendment and hereafter amended or otherwise modified from time to time, the “Credit Agreement”) as of the date hereof.

(3)                                 In consideration of the extensions of credit and other accommodations of the Lenders as set forth in the 2019 Extension Amendment and Credit Agreement, each Guarantor has agreed to guarantee the obligations of the Borrowers under the Credit Agreement and each Grantor has agreed to secure such Grantor’s obligations under the Loan Documents, in each case as set forth herein.

(4)                                 In consideration of the extensions of credit and other accommodations of the holders of the Existing Notes as set forth in the Existing Notes Indenture, each PropCo Guarantor has agreed to guarantee the obligations of the Existing Notes Issuer under the Existing Notes Indenture and each Grantor has agreed to secure such Grantor’s obligations under the Existing Notes Indenture, in each case as set forth herein.

AGREEMENT

Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.         Credit Agreement.

(a)           Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings assigned to them in the Credit Agreement,  and the following terms which are defined in the UCC are used herein as so defined (and if defined in more than one article of the UCC have the meaning specified in Article 9 thereof):  Accounts, Account Debtor, As-Extracted Collateral, Authenticate, Certificated Security, Chattel Paper, Commodity Account, Commodity Contract, Commodity Intermediary, Deposit Account, Documents, Electronic Chattel Paper, Entitlement Order, Equipment, Farm Products, Financial Asset, Fixtures, Goods, Health-Care-Insurance Receivable, Instruments, Inventory, Letter of Credit Rights, Manufactured Homes, Money, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b)           The rules of construction specified in Section 1.02 of the Credit Agreement also apply, mutatis mutandis, to this Agreement.

Section 1.02.         Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“2013 Term Loan Designated Collateral” means all Collateral that is owned by an Original Guarantor or by a Borrower, in each case other than 2013 Term Loan Excluded Assets.

“2013 Term Loan Excluded Assets” means all of the following, whether now owned or hereafter acquired:

(1)                                 Excluded Assets;

(2)                                 all assets owned by any entity other than an Original Guarantor or a Borrower;

(3)                                 all fee and leasehold Real Property interests (other than Real Property interests securing the

(4)                                 2013 Term Loan Obligations immediately prior to the Amendment No. 2 Effective Date), and including, for the avoidance of doubt the 2019 Term Loan Priority Real Estate Assets and the Notes Priority Real Estate Assets;

(5)                                 any Equity Interests in the PropCo Guarantors; and

(6)                                 voting Equity Interests of any Foreign Subsidiary or any FSHCO, in excess of 65% of the issued and outstanding voting Equity Interests of such Foreign Subsidiary or FSHCO.

“2013 Term Loan Secured Parties” means (a) the 2013 Term Loan Lenders, (b) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, solely to the extent related to the 2013 Term Loans, and (c) the successors and permitted assigns of each of the foregoing.

“2019 Extended Term Loan PropCo” means NMG Term Loan PropCo LLC, a Delaware limited liability company that is a Subsidiary of the Lead Borrower formed solely to hold Real Property interests consisting of 2019 Extended Term Loan PropCo Assets (as defined in the Credit Agreement).

“ABL Collateral Agent” means Deutsche Bank AG New York Branch, as “Collateral Agent” under the ABL Credit Agreement, and any duly appointed successor in such capacity.

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01(1).

“Capital One Agreements” means the Second Amended and Restated Credit Card Program Agreement, dated as of July 15, 2013, among The Neiman Marcus Group LLC, a Delaware limited liability company, Bergdorf Goodman Inc., a New York Corporation, and Capital One, and all material agreements and instruments entered into in connection therewith, in each case, as amended prior to the date hereof and as may be further amended from time to time in accordance with the terms of the ABL Credit Agreement.

“Capital One Arrangements” means the private label credit card program among The Neiman Marcus Group LLC, a Delaware limited liability company, Bergdorf Goodman Inc., a New York Corporation, and Capital One pursuant to the terms of the Capital One Agreements.

“Capital One Credit Card Receivables Accounts” means any Deposit Accounts containing proceeds of Specified Credit Card Payments or Specified In-Store Credit Card Payments.

“Collateral” means the collective reference to Article 9 Collateral and Pledged Collateral.  Notwithstanding the foregoing, and further to the penultimate paragraph of Section

3.01 and the last paragraph of section 4.01(1), for purposes of Section 5.02 the term “Collateral” means the 2013 Term Loan Designated Collateral.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Consignment Inventory” means any Inventory held by a Grantor on a consignment basis, which Inventory is not owned by a Grantor (and would not be reflected on a consolidated balance sheet of the Borrowers and their respective Subsidiaries prepared in accordance with GAAP).

“Consignment Proceeds” means any proceeds from the sale of any Consignment Inventory, solely to the extent that such proceeds are identifiable proceeds from the sale of Consignment Inventory and that the Lead Borrower identifies such proceeds as such through a method of tracing reasonably satisfactory to the Collateral Agent.

“Control” has the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Control Agreement” means a deposit account control agreement, a securities account control agreement or a commodity account control agreement, as applicable, which provides the Collateral Agent with Control of any such accounts, in form and substance reasonably satisfactory to the Collateral Agent.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement (including any such rights that such Grantor has the right to license).

“Copyrights” means all of the following which any Grantor now or hereafter owns or in which any Grantor now or hereafter has an interest (pursuant to a Copyright License or otherwise):

(1)                                 all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise;

(2)                                 all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule II;

(3)                                 all claims for, and rights to sue for, past or future infringements of any of the foregoing; and

(4)                                 all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Credit Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“DDA” means any checking or other demand deposit account maintained by the Grantors.

“Discharge of ABL Claims” has the meaning assigned to such term in the ABL/Term Loan/Notes Intercreditor Agreement.

“Equal and Ratable Provision” means the provision requiring the Existing 2028 Debentures to be secured by “equal and ratable” liens on certain properties, pursuant to and in accordance with the terms of Section 10.16 of the Existing Notes Indenture.

“Event of Default” means a Term Loan Event of Default or an Existing Notes Event of Default.

“Excluded Accounts” means any DDA, Securities Account, Commodity Account or any other Deposit Account of any Grantor (and all Cash, Cash Equivalents and other securities or investments credited thereto or deposited therein): (1) that does not have an individual daily balance in excess of $500,000, or in the aggregate with each other account described in this clause (1), in excess of $5.0 million; (2) the balance of which is swept at the end of each Business Day into a Deposit Account, Securities Account or Commodity Account subject to a Control Agreement, so long as such daily sweep is not terminated or modified (other than to provide that the balance in such Deposit Account, Securities Account or Commodity Account is swept into another Deposit Account, Securities Account or Commodity Account subject to a Control Agreement) without the consent of the Collateral Agent; (3) that is a Trust Account, Specified Segregated Account (as defined in the ABL Credit Agreement) or Designated Disbursement Account (as defined in the ABL Credit Agreement); or (4) to the extent that it is cash collateral for letters of credit to the extent permitted under Section 6.02 of the Credit Agreement; provided, in no event shall any Controlled Account be an Excluded Account.

“Excluded Assets” means all of the following, whether now owned or hereafter acquired:

(1)                                 all Excluded Equity Interests;

(2)                                 all leasehold Real Property interests that do not constitute any Grantor’s interests in (a) full line stores, (b) Bergdorf Goodman store Real Properties or (c) warehouse or distributions centers;

(3)                                 all fee simple Real Property interests acquired after the Amendment No. 2 Effective Date with a fair market value (as determined by a Responsible Officer of the Lead Borrower (reasonably and in good faith) and the Collateral Agent of less than or equal to $2.5 million on a per property basis;

(4)                                 assets of any Foreign Subsidiary that is existing as of the Amendment No. 2 Effective Date to the extent such Foreign Subsidiary is not required to become a Subsidiary Loan Party pursuant to Section 5.10 of the Credit Agreement;

(5)                                 assets of any Foreign Subsidiary or FSHCO, in each case, that is created or acquired after the Amendment No. 2 Effective Date (“Exempted Future Foreign Assets”) to the extent the grant of Liens thereon securing Secured Obligations would result in materially adverse tax consequences or materially adverse regulatory consequences (in each case, “Material Adverse Consequences”), in each case, as reasonably determined by a Responsible Officer of the Lead Borrower (reasonably and in good faith) and the Collateral Agent (it being understood for purposes of the foregoing that any asset may be deemed an Exempted Future Foreign Asset due to material adverse U.S. federal income tax consequences only if such consequences arise as a result of a change in law occurring after the Amendment No. 2 Effective Date, including, for the avoidance of doubt, a change to Section 956 of the Code and the Treasury Regulations promulgated thereunder (including the final Treasury Regulations under Section 956 of the Code, published on May 23, 2019);

(6)                                 any governmental licenses or state or local franchises, charters and authorizations that are not permitted to be pledged under applicable law;

(7)                                 any “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that, and solely during the period for which, any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act;

(8)                                 any Excluded Account;

(9)                                 vehicles and any other assets subject to certificates of title;

(10)                          any Letter of Credit Rights to the extent not perfected as Supporting Obligations by the filing of a UCC financing statement on the primary Collateral;

(11)                          any Grantor’s right, title or interest in any lease, license, contract or agreement to which such Grantor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such lease, license, contract or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of or create a right of termination in favor of or require the consent of any other party thereto (other than Holdings, any Borrower or any Subsidiary), such lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable law (including Title 11 of the United States Code) or principles of equity);

(12)                          assets to the extent the granting of a security interest therein would be prohibited or restricted by applicable law, rule or regulation (including any requirement to obtain the consent of any Governmental Authority which has not been obtained), after giving effect to the relevant anti-assignment provisions of the Uniform Commercial Code;

(13)                          any Commercial Tort Claim with an asserted or nominal value not in excess of $5.0 million;

(14)                          any assets to the extent the cost, burden, difficulty or consequence of obtaining or perfecting a security interest therein outweighs the benefit of the security afforded thereby as determined by a Responsible Officer of the Lead Borrower reasonably and in good faith and the Administrative Agent;

(15)                          (a) any assets and proceeds thereof subject to a Lien permitted under Section 6.02(3) of the Credit Agreement to the extent that the documents providing for the Indebtedness secured by such Liens do not permit such assets and proceeds thereof to be pledged to the Collateral Agent or (b) any assets subject to a Lien permitted by Section 6.02(6) of the Credit Agreement so long as the documents providing for such Lien do not permit such assets to be pledged to the Collateral Agent;

(16)                          the Specified Credit Card Receivables, any Specified Credit Card Payments and any Specified In-Store Credit Card Payments;

(17)                          the Capital One Credit Card Receivables Accounts;

(18)                          any Consignment Inventory and any Consignment Proceeds; or

(19)                          any Leased-Department Inventory and any Leased-Department Proceeds.

In the event any asset described above (a) is an asset described in clauses (1) through (7) or clauses (9) through (14) above and is pledged for the benefit of creditors under any Indebtedness (other than the Secured Obligations) or (b) is an asset described in clause (8) or clauses (16) through (19) above and is pledged for the benefit of any Indebtedness listed in the Required Collateral Lien Priority table set forth in the Credit Agreement (other than the Secured Obligations), in each case of clause (a) and (b), such asset shall cease to be an Excluded Asset; provided, however, in the case of clause (a), any such asset pledged for the benefit of a third-party creditor under any Indebtedness (other than Indebtedness listed in the Required Collateral Lien Priority table set forth in the Credit Agreement) may be pledged on a first-priority basis to such third-party creditor, followed by subordinated Liens in favor of the Secured Obligations otherwise in accordance with the Required Collateral Lien Priority, but reducing the priority of each Lien described in such Required Collateral Lien Priority table set forth in the Credit Agreement by one level of Lien priority and giving effect to the first-priority Liens of such third-party creditor on such subject asset).

A Responsible Officer of the Lead Borrower shall evaluate whether the Material Adverse Consequences still apply to any Exempted Future Foreign Assets pursuant to clause (5) above on no less than a quarterly basis.  An Exempted Future Foreign Asset shall no longer be an Excluded Asset under clause (5) above upon the earlier to occur of (A) the tenth Business Day after a Responsible Officer determines that the Material Adverse Consequences no longer apply to such Exempted Future Foreign Asset and (B) the date a Lien on such Exempted Future Foreign Asset is granted to secure any other obligations of any Loan Party.

“Excluded Equity Interests” means any and all of the following Equity Interests, whether now owned or hereafter acquired:

(1)                                 interests in partnerships, joint ventures and non-wholly owned subsidiaries which cannot be pledged without the consent of one or more unaffiliated third parties or not permitted by the terms of such Person’s organizational or joint venture documents (so long as such prohibition did not arise as part of the acquisition or formation thereof or in anticipation of the Credit Agreement);

(2)                                 Equity Interests in not-for-profit subsidiaries;

(3)                                 to the extent applicable law requires that a Subsidiary of such Grantor issue directors’ qualifying shares, nominee shares or similar shares which are required by applicable law to be held by Persons other than the Grantors, such qualifying shares, nominee shares or similar shares held by Persons other than Grantors;

(4)                                 any Equity Interests (including, without limitation, Equity Interests in captive insurance subsidiaries) if, to the extent and for so long as the pledge of such Equity Interests hereunder is prohibited or restricted by any applicable law, including any requirement to obtain consent of any Governmental Authority which has not been obtained (other than to the extent such prohibition would be rendered ineffective under the UCC or any other applicable law); provided that such Equity Interests shall cease to be Excluded Equity Interests at such time as such prohibition ceases to be in effect; or

(5)                                 any Equity Interests of Foreign Subsidiaries or FSHCOs (“Excluded Foreign Equity Interests”) in each case to the extent the grant of Liens thereon securing the Obligations (as defined in the Junior Lien Intercreditor Agreement) would result in Material Adverse Consequences, in each case, as reasonably determined by a Responsible Officer of the Lead Borrower (reasonably and in good faith) and the Collateral Agent (it being understood and agreed for purposes of the foregoing that (x) any Equity Interests may be deemed to be Excluded Foreign Equity Interests due to material adverse U.S. federal income tax consequences only if such consequences arise as a result of a change in law occurring after the Amendment No. 2 Effective Date, including, for the avoidance of doubt, a change to the final Treasury Regulations under Section 956 of the Code, published on May 22, 2019 and (y) in the event any Equity Interest of a Foreign Subsidiary or FSHCO would become an Excluded Foreign Equity Interest pursuant to clause (x) such Equity Interest of any Foreign Subsidiary or FSHCO will only be an Excluded Foreign Equity Interest with respect to voting Equity Interests of such Foreign Subsidiary or FSHCO in excess of 65% of the issued and outstanding voting Equity Interests of such Foreign Subsidiary or FSHCO).

A Responsible Officer of the Lead Borrower shall re-evaluate whether the Material Adverse Consequences still apply to any Excluded Foreign Equity Interests pursuant to clause (5) above on no less than a quarterly basis.  An Excluded Foreign Equity Interest shall no longer be an Excluded Foreign Equity Interest under clause (5) above upon the earlier to occur of (A) the tenth Business Day after a Responsible Officer determines that the Material Adverse Consequences no longer apply to such Excluded Foreign Equity

Interest and (B) the date a Lien on such Excluded Foreign Equity Interest is granted to secure any other obligations of any Loan Party.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) as it relates to all or a portion of the guarantee of such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor becomes effective with respect to such Swap Obligation or (b) as it relates to all or a portion of the grant by such Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof)  is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Existing 2028 Debentures” has the meaning assigned to such term in the recitals to this Agreement.

“Existing Credit Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Existing Notes Designated Collateral” means the “2028 Notes Collateral”, as defined in the Junior Lien Intercreditor Agreement.

“Existing Notes Event of Default” means any “Event of Default”, as defined in the Existing Notes Indenture.

“Existing Notes Indenture” has the meaning assigned to such term in the recitals to this Agreement.

“Existing Notes Issuer” has the meaning assigned to such term in the recitals to this Agreement.

“Existing Notes Obligations” means (a) the due and punctual payment by the Existing Notes Issuer of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, on the Existing 2028 Debentures and (ii) all other monetary obligations of the Existing Notes Issuer or any other Grantor to any of the Existing Notes Secured Parties under the Existing Notes Indenture and each of the Security Documents related thereto, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Existing Notes Issuer or any other Grantor to any of the Existing Notes Secured Parties under or pursuant to the Existing Notes Indenture and each of the Security Documents related thereto and (c) the due and punctual payment and performance of all the obligations of each other Grantor to any of the Existing Notes Secured Parties under this Agreement and each of the Security Documents related thereto.

“Existing Notes Secured Parties” means (a) the holders of the Existing 2028 Debentures, (b) each beneficiary of any indemnification obligation undertaken by the Existing Notes Issuer or any other Grantor under the Existing Notes Indenture and (c) the successors and assigns of each of the foregoing.

“Existing Notes Side Letter” means that certain side letter between the Existing Notes Indenture, Neiman Marcus Group, Inc., on behalf of itself and the other “Company Parties” as defined therein, and Davidson Kempner Capital Management LP dated April 10, 2019.

“Existing Notes Trustee” has the meaning assigned to such term in the recitals to this Agreement.

“Extended Term Loan Guarantors” means each Guarantor other than the Original Guarantors, whether or not a Guarantor as of the date hereof and whether or not presently existing.

“Extended Term Loan Obligations” means the Term Loan Obligations other than the 2013 Term Loan Obligations.

“Extended Term Loan Secured Parties” means (a) the 2019 Extending Term Lenders, (b) the Agents, (c) any Lender holding Non-Participating Term Loan Exchange Indebtedness that is secured, (d) each other Lender under the Credit Agreement other than the 2013 Term Loan Lenders, (e) the Cash Management Banks, (f) the Qualified Counterparties, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, solely to the extent related to the parties of clauses (a) through (f) of this definition and (h) the successors and permitted assigns of each of the foregoing.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.05.

“FSHCO” means any direct or indirect Domestic Subsidiary substantially all of the assets of which consist of the equity or indebtedness of one or more direct or indirect Foreign Subsidiaries.

“Grantor” and “Grantors” have the meanings assigned to such terms in the introductory paragraph to this Agreement.  For the avoidance of doubt, “Grantors” shall not include any PropCo Guarantor.

“Guarantor” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Intellectual Property” means all intellectual property of every kind and nature that any Grantor now or hereafter owns or in which any Grantor now or hereafter has an interest, including inventions, designs, Patents, Copyrights, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information or know-how.

“Intellectual Property Collateral” has the meaning assigned to such term in Section 4.02(8).

“Intellectual Property Security Agreement” means a Trademark Security Agreement in substantially the form of Exhibit II hereto, a Patent Security Agreement in substantially the form of Exhibit III hereto, or a Copyright Security Agreement in substantially the form of Exhibit IV hereto.

“Intercreditor Agreement” means each of the ABL/Term Loan/Notes Intercreditor Agreement, the Junior Lien Intercreditor Agreement, the Extended Term Loan PropCo Subordination Agreement and the Notes PropCo Subordination Agreement, if applicable. Notwithstanding the foregoing, for purposes of Section 5.02 the term “Intercreditor Agreement” means the ABL/Term Loan/Notes Intercreditor Agreement.

“IP Agreements” means all material Copyright Licenses, Patent Licenses and Trademark Licenses, and all other agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any material Intellectual Property to which a Grantor, now or hereafter, is a party or a beneficiary, including the agreements set forth on Schedule II hereto.

“Leased-Department Inventory” means any Inventory relating to a leased department within one of the Grantors’ retail stores, which Inventory is not owned by a Grantor (and would not be reflected on a consolidated balance sheet of Borrowers and their Subsidiaries prepared in accordance with GAAP).

“Leased-Department Proceeds” means any proceeds from the sale of any Leased-Department Inventory, solely to the extent that such proceeds are identifiable proceeds from the sale of Leased-Department Inventory and that the Lead Borrower identifies such proceeds as such through a method of tracing reasonably satisfactory to the Collateral Agent.

“Original Guarantee and Collateral Agreement” has the meaning assigned to such term in Section 7.17.

“Original Guarantors” means all Guarantors that were party to the Original Guarantee and Collateral Agreement immediately prior to the Amendment No. 2 Effective Date, including those identified as such on Schedule V hereto.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Grantor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including any such rights that such Grantor has the right to license) and all rights of any Grantor under any such agreement.

“Patents” means all of the following which any Grantor now or hereafter owns or in which any Grantor now or hereafter has an interest (pursuant to a Patent License or otherwise):

(1)                                 all letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule II, and all applications for letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule II;

(2)                                 all provisionals, reissues, extensions, continuations, divisions, continuations-in-part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein;

(3)                                 all claims for, and rights to sue for, past or future infringements of any of the foregoing; and

(4)                                 all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Permitted Replacement Credit Card Program” has the meaning assigned to such term in the ABL Credit Agreement.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01(5).

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 3.01.

“PropCo Guarantor” means 2019 Extended Term Loan PropCo and, if applicable, Notes PropCo (as defined in the Credit Agreement).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation and each other Loan Party that constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by guaranteeing or entering into a keepwell in respect of obligations of such other person under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Secured Obligations” means the Term Loan Obligations and the Existing Notes Obligations.

“Secured Parties” means the Extended Term Loan Secured Parties, the Existing Notes Secured Parties and the 2013 Term Loan Secured Parties.

“Security Interest” has the meaning assigned to such term in Section 4.01(1).

“Specified Credit Card Receivables” means the Accounts, Documents and other rights or claims to receive money which are General Intangibles and that have been or from time to time are sold or otherwise transferred to (a) Capital One pursuant to the Capital One Arrangements or (b) any third party pursuant to any Permitted Replacement Credit Card Program.

“Specified Credit Card Payments” means any payments by the holder of a private label credit card subject to the Capital One Arrangements or any Permitted Replacement Credit Card Program to the issuer of such credit card that are (i) in the case of the Capital One Arrangements, made to a Capital One Credit Card Receivables Account or (ii) in the case of any Permitted Replacement Credit Card Program, made to any account of a Grantor prior to the transition of ownership of such account to the applicable third party in connection with the establishment of the applicable Permitted Replacement Credit Card Program.

“Specified In-Store Credit Card Payments” means any payments made in-person by customers in respect of private label credit cards subject to the Capital One Arrangements or any Permitted Replacement Credit Card Program in one of the Grantors’ retail stores, solely to the extent that such payments are identifiable payments from the holders of such private label credit cards and that the Lead Borrower identifies such payments as such through a method of tracing reasonably satisfactory to the Collateral Agent.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Term Loan Event of Default” means any “Event of Default”, as defined in the Credit Agreement.

“Term Loan Obligations” means the Obligations; provided that the Term Loan Obligations will not include any Excluded Swap Obligations.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Grantor any right to use any Trademark now or hereafter owned by any third party (including any such rights that such Grantor has the right to license).

“Trademarks” means all of the following which any Grantor now or hereafter owns or in which any Grantor now or hereafter has an interest (pursuant to a Trademark License or otherwise):

(1)                                 all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration applications filed in connection therewith, including registrations and registration applications in the United States Patent and

Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that, and solely during the period for which, any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), and all renewals thereof, including those listed on Schedule II;

(2)                                 all goodwill associated therewith or symbolized thereby;

(3)                                 all claims for, and rights to sue for, past or future infringements of any of the foregoing; and

(4)                                 all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Trust Account” means any accounts or trusts used solely to hold Trust Funds.

“Trust Funds” means cash, cash equivalents or other assets comprised of:

(1)                                 funds used for payroll and payroll taxes and other employee benefit payments to or for the benefit of such Loan Party’s employees;

(2)                                 all taxes required to be collected, remitted or withheld (including Federal and state withholding taxes (including the employer’s share thereof)); and

(3)                                 any other funds which Holdings, the Borrowers or any of the Restricted Subsidiaries holds in trust or as an escrow or fiduciary for another Person which is not a Restricted Subsidiary.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

ARTICLE II

GUARANTEE

Section 2.01.         Guarantee.

(1)                                 Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, to the Collateral Agent for the benefit of the Extended Term Loan Secured

Parties as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Extended Term Loan Obligations.  Each Guarantor further agrees that the Extended Term Loan Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee hereunder notwithstanding any extension or renewal of any Extended Term Loan Obligation.  Each Guarantor waives presentment to, demand of payment from and protest to the Lead Borrower or any other Loan Party of any of the Extended Term Loan Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

(2)                                 Each Original Guarantor unconditionally guarantees, jointly with the other Original Guarantors and severally, to the Collateral Agent for the benefit of the 2013 Term Loan Secured Parties as a primary obligor and not merely as a surety, the due and punctual payment and performance of the 2013 Term Loan Obligations.  Each Guarantor further agrees that the 2013 Term Loan Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee hereunder notwithstanding any extension or renewal of any 2013 Term Loan Obligation.  Each Original Guarantor waives presentment to, demand of payment from and protest to the Lead Borrower or any other Loan Party of any of the 2013 Term Loan Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

(3)                                 Notwithstanding anything to the contrary set forth herein,

(a)                                 any guarantee by a Guarantor of the Existing Notes Obligations shall not be made under this Agreement and shall only be made pursuant to, and shall be subject to the terms and conditions set forth in, the Existing Notes Indenture; and

(b)                                 solely with respect to the 2013 Term Loan Secured Parties and the 2013 Term Loan Obligations, (i) in no event will the 2013 Term Loan Obligations be guaranteed by any Guarantor other than each Original Guarantor and (ii) all references to a “Guarantor” when used in connection with the 2013 Term Loan Secured Parties or the 2013 Term Loan Obligations will be limited to each Original Guarantor.

For the avoidance of doubt, any reference in this Agreement to a Guarantor shall, (a) with respect to the Extended Term Loan Obligations or Extended Term Loan Secured Parties, refer to each Guarantor and the guarantee provided pursuant to clause (1) of this Section 2.01 and (b) with respect to the 2013 Term Loan Obligations, refer solely to each Original Guarantor and the guarantee provided pursuant to clause (2) of this Section 2.01 and in no event will the 2013 Term Loan Obligations be guaranteed by any Extended Term Loan Guarantor.

(4)                                 Notwithstanding anything to the contrary herein or in any other Loan Document or the Existing Notes Indenture, the guarantee provided by the PropCo Guarantors shall not be secured.

Section 2.02.         Guarantee of Payment.  Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether at the stated maturity, by acceleration or otherwise) and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other applicable Secured Party to any security held for the payment of the applicable Term Loan Obligations or to any balance of any Deposit Account or credit on the books of the Collateral Agent or any other applicable Secured Party in favor of any Loan Party or any other Person.

Section 2.03.         No Limitations, Etc.

(1)                                 Except for termination of a Guarantor’s obligations hereunder as expressly provided for in Section 7.15 and except as provided in Section 2.07, the obligations of each Guarantor hereunder will not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and will not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the applicable Term Loan Obligations or otherwise (other than defense of payment or performance).  Without limiting the generality of the foregoing, except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 7.15 the obligations of each Guarantor hereunder, to the fullest extent permitted by applicable law, will not be discharged or impaired or otherwise affected by, and each Guarantor hereby waives any defense to the enforcement hereof by reason of:

(a)                                 the failure of the Collateral Agent or any other applicable Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

(b)                                 any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement;

(c)                                  the failure to perfect any security interest in, or the release of, any of the Collateral held by or on behalf of the Collateral Agent or any other applicable Secured Party for the applicable Term Loan Obligations;

(d)                                 any default, failure or delay, willful or otherwise, in the performance of the applicable Term Loan Obligations;

(e)                                  any illegality, lack of validity or enforceability of any applicable Term Loan Obligations;

(f)                                   any change in the corporate existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy or reorganization of any Loan Party;

(g)                                  the existence of any claim, set-off or other rights that the Guarantors may have at any time against the Borrowers, the Collateral Agent, any other applicable Secured Party or any other Person, whether in connection herewith or with the other Loan

Documents or any unrelated transactions; provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(h)                                 any action permitted or authorized hereunder; or

(i)                                     any other circumstance (including any statute of limitations) or any act or omission that may in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a defense to, or a legal or equitable discharge of, any Borrower or any Guarantor or any other guarantor or surety (other than the payment in full in cash or immediately available funds of the applicable Term Loan Obligations).

(2)                                 Each Guarantor expressly authorizes the applicable Secured Parties to take and hold security for the payment and performance of the applicable Term Loan Obligations to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the applicable Term Loan Obligations all without affecting the obligations of any Guarantor hereunder.

(3)                                 To the fullest extent permitted by applicable law and except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 7.15 hereof, each Guarantor waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the applicable Term Loan Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the payment in full in cash or immediately available funds of all the applicable Term Loan Obligations (other than Term Loan Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted).  The Collateral Agent and the other applicable Secured Parties may exercise any right or remedy available to them against any other Loan Party pursuant to this Agreement or the other Loan Documents without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent that after giving effect thereto all applicable Term Loan Obligations have been terminated and paid in full (other than Term Loan Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted).  To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any other Loan Party, as the case may be, or any security.

Section 2.04.         Reinstatement.  Each Guarantor agrees that its guarantee hereunder will continue to be effective or be reinstated if, at any time, payment, or any part thereof, of any applicable Term Loan Obligations is rescinded or must otherwise be restored by the Collateral Agent or any other applicable Secured Party upon the bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise.

Section 2.05.         Agreement To Pay; Contribution; Subrogation.  In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other applicable Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Loan Party to pay any applicable Term Loan Obligations when and as the same becomes due and payable, whether at maturity, by acceleration, after notice of prepayment or otherwise, each applicable Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Term Loan Obligations.  Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against any Borrower or other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

Section 2.06.         Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of each Borrower and each other Loan Party, and of all other circumstances bearing upon the risk of nonpayment of the Term Loan Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that no Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 2.07.         Maximum Liability.  Each Guarantor and, by its acceptance of this guarantee, each Agent and each other Secured Party hereby confirms that it is the intention of all such Persons that the guarantees provided herein and the obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the U.S. Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Transfer Act, the Uniform Fraudulent Conveyance Act or any similar foreign, federal or state law to the extent applicable to the guarantees provided herein and the obligations of each Guarantor hereunder.  To effectuate the foregoing intention, the Secured Parties and the Guarantors hereby irrevocably agree that the obligations of the Guarantors under the guarantees provided herein at any time are limited to the maximum amount that will not result in the obligations of such Guarantor under the guarantees provided herein constituting a fraudulent transfer or conveyance.

Section 2.08.  Taxes.  Any and all payments by or on account of any obligation of any Guarantor hereunder shall be made free and clear of and without deduction or withholding for Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment by a Guarantor, then the applicable Guarantor shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if a Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) the Collateral Agent or any Term Loan Secured Party, as applicable, receives an amount equal to the sum it would have received had no such deductions been made.  The provisions of Section 2.14 of the Credit Agreement shall apply to each Guarantor mutatis mutandis.  Any amounts payable by any Guarantor pursuant to this Section 2.08 shall be made without duplication (including with any amount otherwise payable under Section 2.14 of the Credit Agreement).  For the avoidance of doubt, any Guarantor shall not be required to pay any greater amount under this Section 2.08 than such Guarantor would have been required to pay had it been a Loan Party that was a party to the

Credit Agreement.

Section 2.09.  Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor that would otherwise not be an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.09 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.09 or otherwise under this Agreement voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section 2.09 shall remain in full force and effect until the indefeasible payment in full in cash of all the Secured Obligations  (other than obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations, in each case, that are not yet due and payable and for which no claim has been asserted).  Each Qualified ECP Guarantor intends that this Section 2.09 constitute, and this Section 2.09 shall be deemed to constitute, a “keepwell, support, or other agreement” for the  benefit of each other Loan Party for all purposes of Section la(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE III

PLEDGE OF SECURITIES

Section 3.01.         Pledge.  As security for the payment or performance, as the case may be, in full of its Secured Obligations, each Grantor hereby pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the applicable Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the applicable Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under:

(1)                                 the Equity Interests (a) directly owned by such Grantor as of the Amendment No. 2 Effective Date and (b) obtained by such Grantor after the Amendment No. 2 Effective Date and, in each case, the certificates representing all such Equity Interests, in each case, other than any Excluded Assets (the Equity Interests described in the foregoing clauses (a) and (b), collectively, but excluding any Excluded Assets, the “Pledged Stock”);

(2)                                 the promissory notes and any instruments evidencing Indebtedness (a) owned by such Grantor as of the Amendment No. 2 Effective Date and (b) issued to any such Grantor after the Amendment No. 2 Effective Date, other than any Excluded Assets (the instruments described in the foregoing clauses (a) and (b), collectively, but excluding any Excluded Assets, the “Pledged Debt Securities”);

(3)                                 subject to Section 3.05 hereof, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in the foregoing clauses (1) and (2);

(4)                                 subject to Section 3.05 hereof, all rights and privileges of such Grantor with respect to the securities and other property referred to in the foregoing clauses (1), (2) and (3) above; and

(5)                                 all proceeds of any of the foregoing items referred to in clauses (1) through (4) above, but excluding any Excluded Assets (the items referred to in clauses (1) through (5) of this Section 3.02, collectively, the “Pledged Collateral”).

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (a) none of the Pledged Stock, Pledged Debt Securities or Pledged Collateral will include nor will the security interests granted hereunder attach to any Excluded Asset, (b) solely with respect to the Existing Notes Secured Parties and the Existing Notes Obligations, (i) in no event will the Existing Notes Secured Parties have any rights in or with respect to any Pledged Collateral, or proceeds from Pledged Collateral, that is not Existing Notes Designated Collateral, (ii) the Pledged Collateral will not include any asset that does not constitute Existing Notes Designated Collateral and (iii) all references to “Pledged Collateral” when used in connection with the Existing Notes Secured Parties or the Existing Notes Obligations will be limited to the Existing Notes Designated Collateral and, where applicable, the proceeds of Existing Notes Designated Collateral and (c) solely with respect to the 2013 Term Loan Secured Parties and the 2013 Term Loan Obligations, (i) in no event will the 2013 Term Loan Secured Parties have any rights in or with respect to any Pledged Collateral, or proceeds from Pledged Collateral, that is not 2013 Term Loan Designated Collateral, (ii) the Pledged Collateral will not include any asset that does not constitute 2013 Term Loan Designated Collateral and (iii) all references to “Pledged Collateral” when used in connection with the 2013 Term Loan Secured Parties or the 2013 Term Loan Obligations will be limited to the 2013 Term Loan Designated Collateral and, where applicable, the proceeds of the 2013 Term Loan Designated Collateral.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and permitted assigns, for the benefit of the applicable Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth and in each case subject to the Credit Agreement.

Section 3.02.         Delivery of the Pledged Collateral.

(1)                                 Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent, for the benefit of the applicable Secured Parties, any and all Pledged Securities to the extent such Pledged Securities, in the case of promissory notes or other instruments, are required to be delivered pursuant to paragraph (2) of this Section 3.02.

(2)                                 Each Grantor will use its commercially reasonable efforts to cause (x) any Indebtedness for borrowed money having an aggregate principal amount in excess of $5.0 million owed to such Grantor by any Person and (y) accrued intellectual property royalties and other amounts owing to NM Nevada Trust (regardless of whether classified as current), to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent, for the benefit of the applicable Secured Parties, pursuant to the terms hereof; provided that the foregoing requirement will not apply to intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Holdings, the Borrowers and their Subsidiaries.  To the extent any such promissory note is a demand note, each Grantor party thereto agrees, if requested by the Collateral Agent, to immediately demand payment thereunder upon an Event of Default unless such demand would not be commercially reasonable or would otherwise expose such Grantor to liability to the maker.

(3)                                 Upon delivery to the Collateral Agent, (a) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (1) and (2) of this Section 3.02 will be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (b) all other property composing part of the Pledged Collateral delivered pursuant to the terms of this Agreement will be accompanied, to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral, by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request.  Each delivery of Pledged Securities will be accompanied by a schedule describing the securities, which schedule will be attached hereto as Schedule I (or a supplement to Schedule I, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto will not affect the validity of such pledge of such Pledged Securities.  Each schedule so delivered will supplement any prior schedules so delivered.

(4)                                 Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Grantor will be required to take any action under the laws of any jurisdiction other than the United States (or any political subdivision thereof) and its territories and possessions for the purpose of perfecting the Security Interest in any Pledged Collateral of such Grantor.

Section 3.03.         Representations, Warranties and Covenants.  Each Grantor represents and warrants and covenants to and with the Collateral Agent, for the benefit of the Secured Parties that:

(1)                                 Schedule I correctly sets forth, as of the Amendment No. 2 Effective Date, (a) the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and (b) all debt securities and promissory notes or instruments evidencing Indebtedness required to be pledged pursuant to the terms of the Credit Agreement on the Amendment No. 2 Effective Date;

(2)                                 the Pledged Stock and Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a Person that is not a Subsidiary of Holdings or an Affiliate of any such Subsidiary, to the best of each Grantor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (a) in the case of Pledged Stock, are fully paid and non-assessable (to the extent such concepts are applicable to such Pledged Stock and other than with respect to Pledged Stock consisting of membership interests of limited liability companies to the extent provided in Sections 18-502 and 18-607 of the Delaware Limited Liability Company Act) and (b) in the case of Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a Person that is not a Subsidiary of Holdings or an Affiliate of any such Subsidiary, to the best of each Grantor’s knowledge) are legal, valid and binding obligations of the issuers thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;

(3)                                 except for the security interests granted hereunder, each Grantor:

(a)                                 is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as owned by such Grantor;

(b)                                 holds the same free and clear of all Liens, other than Permitted Liens;

(c)                                  will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Credit Agreement and other than Permitted Liens; and

(d)                                 subject to the rights of such Grantor under the Loan Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest hereto or therein against any and all Liens (other than Permitted Liens), however arising, of all Persons;

(4)                                 other than as set forth in the Credit Agreement or the schedules thereto, and except for restrictions and limitations imposed by the Loan Documents or securities laws generally or otherwise permitted to exist pursuant to the terms of the Credit Agreement, the Pledged Stock (other than Pledged Stock that is partnership interests) is and will continue to be freely transferable and assignable, and, except for limitations existing on the Amendment No. 2 Effective Date in the articles or certificate of incorporation, bylaws or other organizational documents of any Subsidiary that is not a wholly owned Subsidiary, none of the Pledged Stock is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that would prohibit, impair, delay or otherwise affect the pledge of such Pledged Stock hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(5)                                 each Grantor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(6)                                 other than as set forth in the Credit Agreement or the schedules thereto, no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(7)                                 as of the Amendment No. 2 Effective Date, this Agreement is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described herein and proceeds thereof;

(8)                                 as of the Amendment No. 2 Effective Date, none of the Equity Interests in limited liability companies or partnerships that are pledged by the Grantors hereunder constitute a security under Section 8-103 of the UCC or the corresponding code or statute of any other applicable jurisdiction; and

(9)                                 the Grantors shall not amend, or permit to be amended, the limited liability company agreement (or operating agreement or similar agreement) or partnership agreement of any subsidiary of any Loan Party whose Equity Interests are, or are required to be, Collateral in a manner to cause such Equity Interests to constitute a security under Section 8-103 of the New York UCC or the corresponding code or statute of any other applicable jurisdiction unless such Loan Party shall have first delivered reasonable prior written notice to the Collateral Agent and shall have taken all actions contemplated hereby and as otherwise reasonably required by the Collateral Agent to maintain the security interest of the Collateral Agent therein as a valid, perfected security interest with the Required Collateral Lien Priority, and subject to the relative priorities set forth in the Intercreditor Agreements.

Section 3.04.         Registration in Nominee Name; Denominations.  The Collateral Agent, on behalf of the Secured Parties, has the right (in its sole and absolute discretion) to hold the applicable Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent).  Each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor.  If an Event of Default shall have occurred and be continuing, the Collateral Agent will have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.  Each Grantor will use its commercially reasonable efforts to cause any Loan Party that is not a party to this Agreement to comply with a request by the Collateral Agent, pursuant to this Section 3.04, to exchange certificates representing Pledged Securities of such Loan Party for certificates of smaller or larger denominations.

Section 3.05.         Voting Rights; Dividends and Interest, Etc.

(1)                                 Unless and until an Event of Default has occurred and is continuing and the Collateral Agent has given at least one (1) Business Day’s prior written notice to the Lead Borrower of the Collateral Agent’s intention to exercise its rights hereunder:

(a)                                 each Grantor will be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that, except as permitted under the Credit Agreement, such rights and powers will not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral, the rights and remedies of any of the Collateral Agent or the other applicable Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the applicable Secured Parties to exercise the same;

(b)                                 the Collateral Agent will promptly execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (a) above; and

(c)                                  each Grantor will be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that (i) any noncash dividends, interest, principal or other distributions, payments or other consideration in respect thereof, including any rights to receive the same to the extent not so distributed or paid, that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities, received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise and (ii) any noncash dividends and other distributions paid or payable in respect of any Pledged Securities that would constitute Pledged Securities in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, will be and become part of the Pledged Collateral, and, if received by any Grantor, will not be commingled by such Grantor with any of its other funds or property, but will be held separate and apart therefrom, will be held in trust for the benefit of the Collateral Agent, for the benefit of the applicable Secured Parties, and will be forthwith delivered to the Collateral Agent, for the benefit of the applicable Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent).

(2)                                 Upon the occurrence and during the continuance of an Event of Default and after at least one (1) Business Day’s prior written notice by the Administrative Agent to the Lead Borrower of the Administrative Agent’s intention to exercise its rights hereunder, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (1)(c) of this Section 3.05 will cease, and all such rights will thereupon become vested, for the benefit of the applicable Secured Parties, in the Collateral Agent, which will have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided, however, that even after the occurrence and during the continuance of an Event of Default, and such one at least (1) Business Day’s prior written notice, any Grantor may continue to receive dividends and distributions solely to the extent permitted under subclause (6)(a), subclause (6)(c) and subclause (6)(e) of Section 6.06 of the Credit Agreement.

(3)                                 All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.05 will not be commingled by such Grantor with any of its other funds or property, but will be held separate and apart therefrom, will be held in trust for the benefit of the Collateral Agent, for the benefit of the applicable Secured Parties, and will be forthwith delivered to the Collateral Agent, for the benefit of the applicable Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (3), subject to the Intercreditor Agreements, will be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and will be applied in accordance with the provisions of Article V hereof.  After all such Events of Default have been cured or waived, the Collateral Agent will promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (1)(c) of this Section 3.05 and that remain in such account.

(4)                                 Upon the occurrence and during the continuance of an Event of Default and after the Collateral Agent shall have given at least one (1) Business Day’s prior written notice to the Lead Borrower of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (1)(a) of this Section 3.05, and the obligations of the Collateral Agent under paragraph (1)(b) of this Section 3.05, will cease, and all such rights will thereupon become vested in the Collateral Agent, for the benefit of the applicable Secured Parties, which will have the sole and exclusive right and authority to exercise such voting and consensual rights and powers (subject to the Intercreditor Agreements); provided that unless otherwise directed by the Required Lenders, the Collateral Agent will have the right from time to time following and during the continuance of an Event of Default and such at least one (1) Business Day’s prior written notice to permit the Grantors to exercise such rights.  After all such Events of Default have been cured or waived, each Grantor will have the right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (1)(a) above.

ARTICLE IV

SECURITY INTERESTS IN OTHER PERSONAL PROPERTY

Section 4.01.         Security Interest.

(1)                                 As security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of the Secured Obligations, each Grantor hereby pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the applicable Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the applicable Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(a)                                 all Accounts;

(b)                                 all Chattel Paper;

(c)                                  all cash and Deposit Accounts;

(d)                                 all Documents;

(e)                                  all Equipment;

(f)                                   all General Intangibles;

(g)                                  all Instruments;

(h)                                 all Inventory;

(i)                                     all Investment Property;

(j)                                    all Letter of Credit Rights;

(k)                                 all Intellectual Property;

(l)                                     all Commercial Tort Claims, including those described on Schedule IV hereto;

(m)                             each of the following:

(i)            Securities Accounts;

(ii)           Investment Property credited to Securities Accounts or Deposit Accounts from time to time and all Security Entitlements in respect thereof;

(iii)          all cash held in any Securities Account or Deposit Account; and

(iv)          all other Money in the possession of the Collateral Agent;

(n)                                 all books and Records pertaining to the Article 9 Collateral; and

(o)                                 all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (a) the Article 9 Collateral will not include, this Agreement will not constitute a grant of a security interest in and the security interest granted hereunder will not attach to, any Excluded Asset, (b) solely with respect to the Existing Notes Secured Parties and the Existing Notes Obligations, (i) in no event will the Existing Notes Secured Parties have any rights in or with respect to any Article 9 Collateral, or proceeds from Article 9 Collateral, that is not Existing Notes Designated Collateral, (ii) the Article 9 Collateral will not include any asset that does not constitute Existing Notes Designated Collateral and (iii) all references to “Article 9 Collateral” when used in connection with the Existing Notes Secured Parties or the Existing Notes Obligations will be limited to the Existing Notes Designated Collateral and, where applicable, the proceeds of Existing Notes

Designated Collateral and (c) solely with respect to the 2013 Term Loan Secured Parties and the 2013 Term Loan Obligations, (i) in no event will the 2013 Term Loan Secured Parties have any rights in or with respect to any Article 9 Collateral, or proceeds from Article 9 Collateral, that is not  2013 Term Loan Designated Collateral, (ii) the Article 9 Collateral will not include any asset that does not constitute 2013 Term Loan Designated Collateral and (iii) all references to “Article 9 Collateral” when used in connection with the 2013 Term Loan Secured Parties or the 2013 Term Loan Obligations will be limited to the 2013 Term Loan Designated Collateral and, where applicable, the proceeds of the 2013 Term Loan Designated Collateral.

(2)                                 Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Article 9 Collateral (including all Article 9 Collateral consisting of Pledged Collateral) or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including:

(a)                                 whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor;

(b)                                 in the case of a financing statement filed as a fixture filing, a sufficient description of the property to which such Article 9 Collateral relates; and

(c)                                  a description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine is necessary to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including describing such property as “all assets”, whether now owned or hereafter acquired, or words of similar effect.

Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

(3)                                 The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be reasonably necessary for the purpose of perfecting, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(4)                                 Notwithstanding anything to the contrary in this Agreement or any other Loan Document (but subject to Section 5.10(5)(c) of the Credit Agreement), no Grantor shall be required to take any action under the laws of any jurisdiction other than the United States (or any political subdivision thereof) and its territories and possessions for the purpose of perfecting the Security Interest in any Article 9 Collateral of such Grantor.

(5)                                 The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(6)                                 Notwithstanding anything to the contrary in any Loan Document, no Grantor will be required:

(a)                                 subject to clause (b) below, to take, or cause to be taken, any actions to perfect the Security Interest by any means other than (to the extent reasonably applicable):

(i)            filings pursuant to the Uniform Commercial Code in the office of the Secretary of State (or equivalent filing office) of the relevant State(s) of the respective jurisdictions of organization of each Grantor;

(ii)           filings in the United States Patent and Trademark Office and the United States Copyright Office of an Intellectual Property Security Agreement;

(iii)          delivery of Collateral consisting of instruments, notes and debt securities in a principal amount in excess of $5.0 million; provided that such delivery shall not be required with respect to:

(A)          instruments, notes and debt securities that are promptly deposited into an investment or securities account;

(B)          checks received in the ordinary course of business; and

(C)          notes and debt securities issued in connection with the extension of trade credit by a Grantor in each case with a duration of not more than 364 days;

(iv)          delivery of Collateral consisting of certificated Equity Interests included in the Collateral; and

(v)           entering or causing to be entered into any Control Agreements or similar arrangements with respect to any Controlled Accounts; and

(b)                                 except as set forth in Section 5.10(5)(c) of the Credit Agreement, to take any actions outside the United States to create or perfect any security interests in any Collateral (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any foreign jurisdiction except as contemplated by Section 5.10(5)(c) of the Credit Agreement).

Section 4.02.         Representations and Warranties.  Each Grantor represents and warrants to the Collateral Agent and the applicable Secured Parties that:

(1)                                 Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Credit Agreement.

(2)                                 The Uniform Commercial Code financing statements containing a description of the Article 9 Collateral that have been prepared by the Collateral Agent for filing in the office specified in Schedule III constitute all the filings, recordings and registrations (except as set forth in the following clause (3)) that are, as of the Amendment No. 2 Effective Date, necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the applicable Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing.

(3)                                 Each Grantor represents and warrants that a fully executed Intellectual Property Security Agreement containing a description of all Article 9 Collateral existing on the Amendment No. 2 Effective Date and consisting of Intellectual Property owned by such Grantor with respect to United States Patents (and Patents for which United States applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending) was delivered on the Original Closing Date or the Amendment No. 2 Effective Date, as applicable, to the Collateral Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable.

(4)                                 The Security Interest constitutes (a) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the applicable Secured Obligations; (b) subject to the filings described in Section 4.02(2), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions; and (c) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of an Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable.  The Security Interest has and shall have the Required Collateral Lien Priority on any of the Article 9 Collateral subject to Permitted Liens.

(5)                                 The Article 9 Collateral is owned by the Grantors free and clear of any Lien, other than Permitted Liens.  None of the Grantors has filed or consented to the filing after the Amendment No. 2 Effective Date of (a) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral; (b) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office; or (c) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(6)                                 None of the Grantors holds any Commercial Tort Claim individually in excess of $5.0 million as of the Amendment No. 2 Effective Date except as indicated on Schedule IV.

(7)                                 The names of the obligors, amounts owing, due dates and other information with respect to each Grantor’s Accounts and Chattel Paper that are Collateral are and will be correctly stated, at the time furnished, in all records of such Grantor relating thereto and in all invoices furnished to the Agent by such Grantor from time to time.

(8)                                 As to itself and its Article 9 Collateral consisting of Intellectual Property (the “Intellectual Property Collateral”), to each Grantor’s knowledge, as of the Amendment No. 2 Effective Date:

(a)                                 The Intellectual Property Collateral set forth on Schedule II includes all of the material Patents, registered Trademarks and registered Copyrights owned by such Grantor as of the date hereof (including all such registered with the United States Patent and Trademark Office or United States Copyright Office) ;

(b)                                 The Intellectual Property Collateral owned by such Grantors has not been adjudged invalid or unenforceable in whole or part (except for office actions issued in the ordinary course by the United States Patent and Trademark Office or any similar office in any foreign jurisdiction), and is valid and enforceable, except as would not reasonably be expected to have a Material Adverse Effect.  Such Grantor is not aware of any uses of any item of Intellectual Property Collateral that would be expected to lead to such item becoming invalid or unenforceable, except as would not reasonably be expected to have a Material Adverse Effect;

(c)                                  Such Grantor has made or performed in the ordinary course of Grantor’s business, acts, including filings, recordings and payment of all required fees and taxes, required to maintain and protect its interest in each and every item of Intellectual Property Collateral owned by such Grantor in full force and effect in the United States, and such Grantor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright owned by such Grantor in the Intellectual Property Collateral, in each case, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect;

(d)                                 With respect to each IP Agreement, the absence, termination or violation of which would reasonably be expected to have a Material Adverse Effect: (A) such Grantor has not received any notice of termination or cancellation under such IP Agreement; (B) such Grantor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured or waived; and (C) neither such Grantor nor any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

(e)                                  Except as would not reasonably be expected to have a Material Adverse Effect, no Grantor or Intellectual Property Collateral owned by such Grantor is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral owned by such Grantor or that would impair the validity or enforceability of such Intellectual Property Collateral owned by such Grantor.

Section 4.03.         Covenants.

(1)                                 Each Grantor agrees to comply with Section 5.10(3) of the Credit Agreement.

(2)                                 Subject to the rights of such Grantor under the Loan Documents to dispose of Collateral and except as would otherwise be permitted by the Credit Agreement, each Grantor will, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent, for the benefit of the applicable Secured Parties, in the Article 9 Collateral and the Required Collateral Lien Priority thereof against any Lien that is not a Permitted Lien.

(3)                                 Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

(4)                                 If any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $5.0 million is or becomes evidenced by any promissory note or other instrument, such note or instrument, subject to the Intercreditor Agreements, will be promptly pledged and delivered to the Collateral Agent, for the benefit of the applicable Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

(5)                                 After the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent will have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification.  The Collateral Agent shall have the right to share any information it gains from such inspection or verification with any applicable Secured Party.

(6)                                 None of the Grantors will, without the Collateral Agent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned), grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, in each case, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with prudent business practices or as otherwise permitted under the Credit Agreement.

(7)                                 At its option after the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.03(7) will excuse any Grantor from the performance of, or impose any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(8)                                 Each Grantor (rather than the Collateral Agent or any applicable Secured Party) will remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral.

(9)                                 Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent for such purpose) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.

(10)                          In the event that any Grantor at any time or times fails to obtain or maintain any of the policies of insurance required hereby or under the Credit Agreement or to pay any premium in whole or part relating thereto, the Collateral Agent may, after the occurrence and during the continuation of an Event of Default, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable.  All sums disbursed by the Collateral Agent in connection with this Section 4.03(10), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

Section 4.04.         Other Actions.  In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, for the benefit of the applicable Secured Parties, the Collateral Agent’s security interest in the Article 9 Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(1)                                 Instruments and Tangible Chattel Paper.  If any Grantor at any time holds or acquires any Instruments (other than checks received and processed in the ordinary course of business) or Tangible Chattel Paper evidencing an amount in excess of $5.0 million, such Grantor will forthwith endorse, assign and deliver the same to the Collateral Agent (or a designated bailee, in accordance with the Intercreditor Agreements), accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(2)                                 Investment Property.  Except to the extent otherwise provided in Article III, if any Grantor at any time holds or acquires any Certificated Security constituting Pledged Collateral or Article 9 Collateral, such Grantor will forthwith endorse, assign and deliver the same to the Collateral Agent (or a designated bailee, in accordance with the Intercreditor Agreements), accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify.  If any security of a domestic issuer now owned or hereafter acquired by any Grantor is uncertificated and is issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Collateral Agent of such uncertificated securities and upon the occurrence and during the continuance of an Event of Default, such Grantor shall pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (a) cause the issuer to agree to comply with instructions from the Collateral Agent (or a designated bailee, in accordance with the Intercreditor Agreements) as to such security, without further consent of any Grantor or such nominee or (b) cause the issuer to register the Collateral Agent (or a designated bailee, in accordance with the Intercreditor Agreements) as the registered owner of such security.

(3)                                 Commercial Tort Claims.  If any Grantor shall at any time hold or acquire a Commercial Tort Claim with an asserted or nominal value in excess of $5.0 million, such Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and grant to the Collateral Agent in writing a security interest therein and in the proceeds thereof, all under the terms and provisions of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

Section 4.05.         Covenants Regarding Patent, Trademark and Copyright Collateral.  Except as permitted by the Credit Agreement:

(1)                                 Each Grantor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to contractually prohibit its licensees from doing any act or omitting to do any act) whereby any material Patent owned by such Grantor that is necessary to the normal conduct of such Grantor’s business may become prematurely invalidated, abandoned, lapsed or dedicated to the public, and agrees that it will take commercially reasonable steps with respect to any material products covered by any such Patent as necessary to establish and preserve its rights under applicable patent laws.

(2)                                 Each Grantor will, and will use its commercially reasonable efforts to contractually require its licensees and its sublicensees to, for each material Trademark owned by such Grantor and  necessary to the normal conduct of such Grantor’s business:

(a)                                 maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use;

(b)                                 maintain the quality of products and services offered under such Trademark;

(c)                                  display such Trademark with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law; and

(d)                                 not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.

(3)                                 Each Grantor will, and will use its commercially reasonable efforts to cause its licensees and its sublicensees to, for each work covered by a material Copyright owned by such Grantor and necessary to the normal conduct of such Grantor’s business and that it publishes, displays and distributes, use a copyright notice as necessary and sufficient to establish and preserve its rights under applicable copyright laws.

(4)                                 Each Grantor shall notify the Collateral Agent promptly if it knows that any material Patent, Trademark or Copyright owned by such Grantor and necessary to the normal conduct of such Grantor’s business may imminently become abandoned, lapsed or dedicated to the public, or of any materially adverse determination or development, regarding such Grantor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

(5)                                 Each Grantor, either itself or through any agent, employee, licensee or designee, will, upon the reasonable request of the Collateral Agent, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in each Patent, Trademark, or Copyright listed in each updated Perfection Certificate (or in any applicable specified information contained in the Perfection Certificate) furnished pursuant to Section 5.04(9) of the Credit Agreement.

(6)                                 Each Grantor will exercise its reasonable business judgment consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office with respect to maintaining and pursuing each application owned by such Grantor relating to any material Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) necessary to the normal conduct of such Grantor’s business and to maintain (a) each such Patent and (b) the registrations of each such Trademark and each such Copyright, including, when applicable and necessary in such Grantor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Grantor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(7)                                 In the event that any Grantor knows or has reason to know that any Article 9 Collateral consisting of a material Patent, Trademark or Copyright necessary to the normal conduct of its business has been materially infringed, misappropriated or diluted by a third party, such Grantor will promptly notify the Collateral Agent and will, if such Grantor deems it necessary in its reasonable business judgment, promptly take actions as are reasonably appropriate under the circumstances.

Section 4.06.         Intercreditor Relations.  Notwithstanding anything herein to the contrary, (1) the Guarantors, the Grantors and the Collateral Agent acknowledge that the exercise of certain of the Collateral Agent’s rights and remedies hereunder are subject to the provisions of the ABL/Term Loan/Notes Intercreditor Agreement, the Junior Lien Intercreditor Agreement, the Extended Term Loan PropCo Subordination Agreement and the Notes PropCo Subordination Agreement, if applicable, (2) prior to the Discharge of ABL Claims, any obligation hereunder to physically deliver any ABL Priority Collateral to the Collateral Agent shall be deemed satisfied by the delivery to the ABL Collateral Agent, acting as gratuitous bailee for the Collateral Agent in accordance with the ABL/Term Loan/Notes Intercreditor Agreement and (3) prior to the occurrence of the Call Right Cap Recovery, any obligation hereunder to physically deliver any Call Right Collateral to the Collateral Agent shall be deemed satisfied by the delivery to the Senior Priority Collateral Agent (as defined in the Junior Lien Intercreditor Agreement), acting as gratuitous bailee for the Collateral Agent in accordance with the Junior Lien Intercreditor Agreement.  The failure of the Collateral Agent or any other Secured Party to immediately enforce any of its rights and remedies hereunder (as a result of the terms of the Intercreditor Agreements or otherwise) shall not constitute a waiver of any such rights and remedies.  In the event of any conflict or inconsistency between the terms of the ABL/Term Loan/Notes Intercreditor Agreement and this Agreement regarding the relative priorities of the ABL Collateral Agent, the Collateral Agent, the New Second Lien Notes Agent and the New Third Lien Notes Agent in the Collateral, the terms of the ABL/Term Loan/Notes Intercreditor Agreement shall govern and control.  In the event of any conflict or inconsistency between the terms of the Junior Lien Intercreditor Agreement and this Agreement regarding the relative priorities of the Collateral Agent, the Initial Second Lien Representative and the Initial Third Lien Representative in the Collateral, the terms of the Junior Lien Intercreditor Agreement shall govern and control.  In the event of any conflict or inconsistency between the terms of the PropCo Subordination Agreements, on the one hand, and this Agreement on the other, regarding the relative priorities of the Collateral Agent, the Initial Second Lien Representative and the Initial Third Lien Representative with respect to payment upon the guarantee of any PropCo Guarantor, the terms of the PropCo Subordination Agreements shall govern and control.  Terms used but nor defined in this Section 4.06 shall be as defined in the applicable Intercreditor Agreement.

ARTICLE V

REMEDIES

Section 5.01.         Remedies Upon Default.  Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent (or a designated bailee, in accordance with the Intercreditor Agreements) on demand, and it is agreed that the Collateral Agent shall have the right, subject to applicable law, to take any of or all the following actions at the same or different times:  (1) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Collateral Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a non-exclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which each Grantor hereby agrees to use) and (2) to take possession of the Article 9 Collateral and without liability for trespass to the applicable Grantor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of, removing or selling the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law.  Without limiting the generality of the foregoing rights and remedies, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law (including the Uniform Commercial Code), to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to Persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof.  Upon consummation of any such sale of Collateral pursuant to this Section 5.01, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors ten Business Days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale.  The Collateral, or the portion thereof, to be sold at any such sale may be sold in one lot as an entirety or in separate parcels in the Collateral Agent’s own right or by one or more agents and contractors, upon any premises owned, leased, or occupied by any Grantor and the Collateral Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory to be sold with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such agent or contractor), all as the Collateral Agent may (in its sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Article V hereof without further accountability to any Grantor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

Without limiting any other rights of the Collateral Agent granted pursuant to this Agreement, each Grantor hereby grants to the Collateral Agent, and the representatives and independent contractors of the Collateral Agent, a royalty free, non-exclusive, irrevocable license (such license to be effective upon the occurrence and during the continuance of any Event of Default), to use, apply, and affix any Trademark, trade name, logo, or the like in which any Grantor now or hereafter has rights, solely in connection with the Collateral Agent’s enforcement of rights or remedies hereunder, including in connection with any sale or other disposition of Inventory.  As to each Grantor, the license granted hereby shall remain in full force and effect until such Grantor hereunder is released hereunder in accordance with Section 7.15 of this Agreement.

Section 5.02.         Application of Proceeds - 2013 Term Loan Designated Collateral.

(1)                                 Subject to the terms of the Intercreditor Agreement, the Collateral Agent will promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, in the following order of priority:

(a)                                 first, to all amounts owing to the Collateral Agent or the Administrative Agent pursuant to any of the Loan Documents in its capacity as such in respect of (i) the preservation of Collateral or its security interest in the Collateral or (ii) with respect to enforcing the rights of the Secured Parties under the Loan Documents;

(b)                                 second, to the extent proceeds remain after the application pursuant to preceding clause (a), to all other amounts owing to the Administrative Agent or Collateral Agent pursuant to any of the Loan Documents in its capacity as such;

(c)                                  third, to the extent proceeds remain after the application pursuant to preceding clauses (a) through (b), to an amount equal to the outstanding Term Loan Obligations and, solely to the extent such Collateral constitutes Existing Notes Designated Collateral, the Existing Notes Obligations shall be paid to the Existing Notes Secured Parties as provided in Section 5.04 below, with each Secured Party receiving an amount equal to its outstanding Secured Obligations or, if the proceeds are insufficient to pay in full all such Secured Obligations, its pro rata share of the amount remaining to be distributed; and

(d)                                 fourth, to the extent proceeds remain after the application pursuant to preceding clauses (a) through (c), inclusive, and following the payment in full of the Secured Obligations, to the relevant Loan Party, their successors or assigns, or as a court of competent jurisdiction may otherwise direct or as otherwise required by the Intercreditor Agreement.

(2)                                 If any payment to any Secured Party pursuant to this Section 5.02 of its pro rata share of any distribution would result in overpayment to such Secured Party, such excess amount shall instead be distributed in respect of the unpaid Secured Obligations of the other applicable Secured Parties, with each such Secured Party whose Secured Obligations have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid applicable Secured Obligations of such Secured Party and the denominator of which is the unpaid applicable Secured Obligations of all Secured Parties entitled to such distribution.

Section 5.03.         Application of Proceeds - Other Collateral.

(1)                                 Subject to the terms of the Intercreditor Agreements, the Collateral Agent will promptly apply the proceeds, moneys or balances of any collection or sale of Collateral (as well as any such Collateral consisting of cash) other than the 2013 Term Loan Designated Collateral, and shall distribute any consideration of any kind or nature received on account of the Secured Obligations (other than consideration on account of the 2013 Term Loan Designated Collateral or the Liens thereon, which shall be subject to Section 5.02), including in connection with any bankruptcy, insolvency, receivership or other similar proceeding, in the following order of priority:

(a)                                 first, to all amounts owing to the Collateral Agent or the Administrative Agent pursuant to any of the Loan Documents in its capacity as such in respect of (i) the preservation of Collateral or its security interest in Collateral or (ii) with respect to enforcing the rights of the Secured Parties under the Loan Documents, in each case solely to the extent not satisfied pursuant to the application of Section 5.02(a);

(b)                                 second, to the extent proceeds remain after the application pursuant to preceding clause (a), to all other amounts owing to the Administrative Agent or Collateral Agent pursuant to any of the Loan Documents in its capacity as such, in each case solely to the extent not satisfied pursuant to the application of Section 5.02(b);

(c)                                  third, to the extent proceeds remain after the application pursuant to preceding clauses (a) through (b), to an amount equal to the outstanding Extended Term Loan Obligations and, solely to the extent such Collateral constitutes Existing Notes Designated Collateral (or such consideration is on account of Secured Obligations to the extent of their Liens on Existing Notes Designated Collateral), the Existing Notes Obligations shall be paid to the Existing Notes Secured Parties as provided in Section 5.04 below, with each applicable Secured Party receiving an amount equal to its outstanding Secured Obligations or, if the proceeds are insufficient to pay in full all such Secured Obligations, its pro rata share of the amount remaining to be distributed; and

(d)                                 fourth, to the extent proceeds remain after the application pursuant to preceding clauses (a) through (c), inclusive, and following the payment in full of the Secured Obligations, to the relevant Loan Party, their successors or assigns, or as a court of competent jurisdiction may otherwise direct or as otherwise required by the Intercreditor Agreements.

(2)                                 If any payment to any Secured Party pursuant to this Section 5.03 of its pro rata share of any distribution would result in overpayment to such Secured Party, such excess amount shall instead be distributed in respect of the unpaid Secured Obligations of the other applicable Secured Parties, with each such Secured Party whose Secured Obligations have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid applicable Secured Obligations of such Secured Party and the denominator of which is the unpaid applicable Secured Obligations of all Secured Parties entitled to such distribution.

Section 5.04.         Application of Proceeds - General.

(1)                                 Subject to the terms of the Intercreditor Agreements, all payments required to be made hereunder shall be made to the Collateral Agent for the account of the applicable Secured Parties or as the Collateral Agent may otherwise direct in accordance with the Loan Documents.

(2)                                 The parties hereto agree that the provisions of this Article V shall apply to distributions and/or realizations on account of all assets securing the Secured Obligations, including assets not defined as Collateral hereunder (including, for the avoidance of doubt, all Real Property of the Grantors mortgaged to the Collateral Agent for the benefit of some or all of the Secured Parties), with Section 5.02 applying to all 2013 Collateral (as defined in the Credit Agreement) and Section 5.03 applying to all other Collateral (as defined in the Credit Agreement).

(3)                                 For purposes of applying payments received in accordance with Sections 5.02 and 5.03, the Collateral Agent will be entitled to rely upon (a) the Administrative Agent, (b) the Existing Notes Trustee and (c) the applicable Secured Parties with respect to payments of Specified Hedge Agreements or any Cash Management Obligations (which the Administrative Agent and each other Secured Party agrees (or shall agree) to provide upon request of the Collateral Agent) for the amounts of the outstanding Secured Obligations of the Loan Parties owed to the Secured Parties.

(4)                                 Subject to the other limitations (if any) set forth herein and in the other Loan Documents, it is understood that the Loan Parties will remain liable (as and to the extent set forth in herein except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the Collateral Agent’s gross negligence or willful misconduct) to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations of the Loan Parties.

(5)                                 It is understood and agreed by each Loan Party that the Collateral Agent will have no liability for any determinations made by it in Section 5.02 or Section 5.03 except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence, bad faith or willful misconduct.  Each Loan Party also agrees that the Collateral Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof and of each Intercreditor Agreements, and the Collateral Agent shall be entitled to wait for, and may conclusively rely on, any such determination.

(6)                                 Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Collateral Agent will not be required to marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such Guarantee in any particular order.

(7)                                 Notwithstanding the foregoing Sections 5.02 and 5.03, the proceeds of any collection, sale, foreclosure or realization upon any Collateral of any Grantor, including any Collateral consisting of cash, shall not be applied to any Excluded Swap Obligation of such Grantor and shall instead be applied to other applicable Secured Obligations.

(8)                                 Notwithstanding the foregoing Sections 5.02 and 5.03, any amounts distributable thereunder on account of Non-Participating Term Loan Exchange Obligations shall be turned over by the Lenders holding such Term Loan Obligations to the Lenders holding Term Loan Obligations (other than (i) Non-Participating Term Loan Exchange Obligations and (ii) 2013 Term Loan Obligations), until such Term Loan Obligations are paid in full(1).  By becoming party to the Credit Agreements as Lenders, the Lenders holding Non-Participating Term Loan Exchange Obligations shall be deemed to have irrevocably authorized and instructed the Administrative Agent and Collateral Agent to pay amounts distributable to them but for the provisions of this paragraph to the applicable Secured Parties in accordance with, and in satisfaction of their obligations under, this paragraph.

(9)                                 Subject to the terms of the Intercreditor Agreements, notwithstanding the foregoing Sections 5.02 and 5.03 (but subject to clauses (a) and (b) of Section 5.03), following the

Call Right Cap Recovery, the proceeds of any collection, sale, foreclosure or realization upon any Call Right Collateral shall be applied to the Secured Obligations as follows:  first, on account of the Additional 2019 Extended Term Loans and related Term Loan Obligations until paid in full; second, on account of the other Term Loan Obligations, other than the 2013 Term Loan Obligations and Non-Participating Term Loan Exchange Obligations, until paid in full; third, on account of the Non-Participating Term Loan Exchange Obligations, until paid in full; fourth, on account of the Existing Notes Obligations, until paid in full; and thereafter in accordance with clause (d) of Section 5.02 or 5.03, as applicable.

Section 5.05.         Securities Act, Etc.  In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder.  Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect.  Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, may (1) proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (2) approach and negotiate with a single potential purchaser to effect such sale.  Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Collateral Agent will incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached.  The provisions of this Section 5.05 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE VI

INDEMNITY, SUBROGATION AND SUBORDINATION

Section 6.01.         Indemnity.  In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03 hereof), each Borrower agrees that (a) in the event a payment is made by any Guarantor under this Agreement in respect of any Secured Obligation of such Borrower, such Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor are sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a Secured Obligation of any Borrower, such Borrower will indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

Section 6.02.         Contribution and Subrogation.  Subject to Section 2.07, each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6.03 hereof) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any applicable Secured Obligation or assets of any other Guarantor are sold pursuant to any Security Document to satisfy any Secured Obligation owed to any applicable Secured Party and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by a Borrower as provided in Section 6.01 hereof, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets (the “Indemnified Amount”), as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor (without giving effect to any guarantees of Indebtedness of the Borrowers or any other Person) on the date hereof and the denominator will be the aggregate net worth (without giving effect to any guarantees of Indebtedness of the Borrowers or any other Person) of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16 hereof, the date of the supplement hereto executed and delivered by such Guarantor).  Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 hereof to the extent of such payment. Notwithstanding the foregoing, to the extent that any Claiming Guarantor’s right to indemnification hereunder arises from a payment or sale of Collateral made to satisfy any Secured Obligation constituting Swap Obligations, only those Contributing Guarantors for whom such Swap Obligations do not constitute Excluded Swap Obligations shall indemnify such Claiming Guarantor, with the fraction set forth in the second preceding sentence being modified as appropriate to provide for indemnification of the entire Indemnified Amount.

Section 6.03.         Subordination(a) .

(1)                                 Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and 6.02 hereof and all other rights of indemnity, contribution or subrogation of the Guarantors under applicable law or otherwise will be fully subordinated to the payment in full in cash or immediately available funds of the applicable Secured Obligations (other than Secured Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) until such time as this Agreement has been terminated in accordance with Section 7.15(a).  No failure on the part of any Borrower or any Guarantor to make the payments required by Sections 6.01 and 6.02 hereof (or any other payments required under applicable law or otherwise) will in any respect limit the obligations and liabilities of any Borrower with respect to the applicable Secured Obligations or any Guarantor with respect to its obligations hereunder, and each Borrower shall remain liable for the full amount of the applicable Secured Obligations and each Guarantor shall remain liable for the full amount of its obligations hereunder.

(2)                                 Each Borrower and each Guarantor hereby agree that all Indebtedness and other monetary obligations owed by it to any other Borrower, any other Guarantor or any Subsidiary will be fully subordinated to the payment in full in cash or immediately available funds of the applicable Secured Obligations (other than Secured Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted).

(3)                                 The guaranty obligations of Notes PropCo, if any, evidenced hereby are subordinate, in the manner and to the extent set forth in the Notes PropCo Subordination Agreement, if applicable, to the Senior Priority Guarantee Obligations (as defined in the Notes PropCo Subordination Agreement); and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Notes PropCo Subordination Agreement, if applicable.

ARTICLE VII

MISCELLANEOUS

Section 7.01.         Notices.  All communications and notices hereunder shall (except as otherwise permitted herein) be in writing and given as provided in Section 10.01 of the Credit Agreement.  All communications and notices hereunder to any Grantor will be given to it in care of the Lead Borrower, with such notice to be given as provided in Section 10.01 of the Credit Agreement.

Section 7.02.         Security Interest Absolute.  All rights of the Collateral Agent hereunder, the Security Interest in the Article 9 Collateral, the security interest in the Pledged Collateral and all obligations of each Grantor hereunder will be absolute and unconditional irrespective of:

(1)                                 any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing;

(2)                                 any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, the Existing Notes Indenture or any other agreement or instrument;

(3)                                 any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations; or

(4)                                 subject only to termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 7.15 hereof any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement (other than a defense of payment or performance).

Section 7.03.         Limitation By Law.  All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

Section 7.04.         Binding Effect; Several Agreement.  This Agreement will become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party is delivered to the Collateral Agent and a counterpart hereof is executed on behalf of the Collateral Agent, and thereafter will be binding upon such party and the Collateral Agent and their respective permitted successors and assigns, and will inure to the benefit of such party, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement, the Credit Agreement.  This Agreement will be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

Section 7.05.         Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference will be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.  The Collateral Agent hereunder will at all times be the same Person that is the Collateral Agent under the Credit Agreement. Written notice of resignation by the Administrative Agent pursuant to the Credit Agreement will also constitute notice of resignation as the Collateral Agent under this Agreement.  Upon the acceptance of any appointment as the Administrative Agent under the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent will thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent pursuant hereto.

Section 7.06.         Collateral Agent’s Fees and Expenses; Indemnification.  The parties hereto agree that the Collateral Agent will be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.05 of the Credit Agreement and the provisions of Section 10.05 shall be incorporated by reference herein and apply to each Grantor mutatis mutandis.

Section 7.07.         Collateral Agent Appointed Attorney-in-Fact.  Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.  The Collateral Agent will have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor, to:

(1)                                 receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof;

(2)                                 demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral;

(3)                                 ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral;

(4)                                 sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral;

(5)                                 send verifications of Accounts to any Account Debtor;

(6)                                 commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral;

(7)                                 settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral;

(8)                                 notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and

(9)                                 use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes;

provided that nothing herein contained will be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Collateral Agent and the other Secured Parties will be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Section 7.08.         APPLICABLE LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).

Section 7.09.         Waivers; Amendment.

(1)                                 No failure or delay by the Collateral Agent or any Lender in exercising any right, power or remedy hereunder or under any other Loan Document will operate as a waiver thereof, nor will any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The rights, powers and remedies of the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom will in any event be effective unless the same is permitted by paragraph (2) of this Section 7.09, and then such waiver or consent will be effective only in the specific instance and for the purpose for which given.

(2)                                 Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.08 of the Credit Agreement.

Section 7.10.         WAIVER OF JURY TRIAL.  The provisions of Section 10.11 of the Credit Agreement shall be incorporated by reference herein and apply to each party hereto.

Section 7.11.         Severability.  In the event any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein will not in any way be affected or impaired thereby.

Section 7.12.         Counterparts.  This Agreement may be executed in two or more counterparts, each of which will constitute an original but all of which when taken together will constitute but one contract, and will become effective as provided in Section 7.04 hereof.  Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission will be as effective as delivery of a manually signed original.

Section 7.13.         Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.14.         Jurisdiction; Consent to Service of Process.  The provisions of Section 10.15 of the Credit Agreement shall be incorporated by reference herein and apply to each party hereto.

Section 7.15.         Termination or Release.

(1)                                 This Agreement, the guarantees made herein, the pledges made herein, the Security Interest and all other security interests granted hereby shall terminate when all the Term Loan Obligations (other than Term Loan Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations, in each case, that are not yet due and payable and for which no claim has been asserted) have been paid in full in cash or immediately available funds and the Lenders have no further commitment to lend under the Credit Agreement; provided, however, that no such termination shall be effective at any time when any Existing Notes Obligations remain outstanding unless and until (a) the Lead Borrower has notified the Collateral Agent in writing whether at such time there is outstanding any debt of any Person that is secured by the Existing Notes Designated Collateral (which notification the Lead Borrower hereby agrees to provide promptly upon the Collateral Agent’s request therefor) and (b) if any such secured debt is outstanding at such time, the Collateral Agent has taken such actions, at the expense of the Borrowers, as the Lead Borrower may reasonably request to transfer all Collateral consisting of Existing Notes Designated Collateral and all related Liens thereon and security interests therein (without any representation or warranties (other than a representation and warranty as to no Liens on the Existing Notes Designated Collateral created by the Agent in its individual capacity)) to the Existing Notes Trustee or such other agent or Person as the Lead Borrower may direct (provided further, however, that if such other secured debt is (x) under the ABL Credit Agreement, all such Collateral in the form of possessory collateral shall be transferred to the collateral agent under the ABL Credit Agreement, notwithstanding anything in the foregoing to the contrary, (y) under the Second Lien Notes, all such Collateral in the form of possessory collateral shall be transferred to the collateral agent under the Second Lien Notes Indenture, notwithstanding anything in the foregoing to the contrary (unless secured debt described in the immediately preceding clause (x) is also outstanding, in which case such clause (x) shall govern) or (z) under the Third Lien Notes, all such Collateral in the form of possessory collateral shall be transferred to the collateral agent under the Third Lien Notes Indenture, notwithstanding anything in the foregoing to the contrary (unless secured debt described in the immediately preceding clause (x) and/or clause (y) is also outstanding, in which case such clause (x) or clause (y), as applicable, shall govern)).

(2)                                 A Grantor or Guarantor that is a Subsidiary shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Grantor or Guarantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Grantor or Guarantor ceases to be a Subsidiary Loan Party; provided that such portion of the Lenders as are required by the terms of the Credit Agreement to consent to such transaction shall have consented thereto; provided, further, to the extent the ABL Security Documents, Second Lien Notes Collateral Documents (as defined in the Junior Lien Intercreditor Agreement) or the Third Lien Notes Collateral Documents (as defined in the Junior Lien Intercreditor Agreement) are in effect on such date, such Grantor or Guarantor (and the security interests in the Collateral in respect thereof) is released under such ABL Security Documents, Second Lien Notes Collateral Documents and Third Lien Notes Collateral Documents, as applicable, concurrently with the release referred to in this clause (2).

(3)                                 Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement to any Person that is not a Grantor, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.08 of the Credit Agreement or pursuant to Section 5.1 of the ABL/Term Loan/Notes Intercreditor Agreement or Sections 5.1 or 5.2 of the Junior Lien Intercreditor Agreement, the security interest in such Collateral shall be automatically released; provided to the extent the ABL Security Documents, Second Lien Notes

Collateral Documents or the Third Lien Notes Collateral Documents are in effect on such date, such Grantor (and the security interests in the Collateral in respect thereof) is released under such ABL Security Documents, Second Lien Notes Collateral Documents and Third Lien Notes Collateral Documents, as applicable, concurrently with the release referred to in this clause (3).

(4)                                 In connection with any termination or release pursuant to paragraph (1), (2) or (3) of this Section 7.15, the Collateral Agent shall execute and deliver to any Grantor or Guarantor, at such Grantor’s or Guarantor’s expense, all documents that such Grantor or Guarantor reasonably requests to evidence such termination or release (including UCC termination statements) and will duly assign and transfer to such Grantor or Guarantor such of the Pledged Collateral that may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement; provided that the Collateral Agent will not be required to take any action under this Section 7.15(4) unless such Grantor or Guarantor shall have delivered to the Collateral Agent together with such request, which may be incorporated into such request: (a) a reasonably detailed description of the Collateral, which in any event is sufficient to effect the appropriate termination or release without affecting any other Collateral and (b) a certificate of a Responsible Officer of the Borrower or such Grantor or Guarantor certifying that the transaction giving rise to such termination or release is permitted by the Credit Agreement and was or is consummated in compliance with the Loan Documents.  Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or warranty by the Collateral Agent.

Section 7.16.         Additional Subsidiaries.  Upon execution and delivery by the Collateral Agent and any Subsidiary that is required to become a party hereto by Section 5.10 of the Credit Agreement of a supplement in substantially the form of Exhibit I hereto, such Subsidiary will become a Grantor and/or a Guarantor hereunder with the same force and effect as if originally named as a Grantor and/or a Guarantor herein.  The execution and delivery of any such supplement will not require the consent of any other party to this Agreement.  The rights and obligations of each party to this Agreement will remain in full force and effect notwithstanding the addition of any new party to this Agreement.

Section 7.17.         Effect of Amendment and Restatement.  This Agreement is intended to and does completely amend and restate, without novation, that certain Term Loan Guarantee and Collateral Agreement, dated October 25, 2013, by the Grantors party thereto in favor of the Collateral Agent (as amended or supplemented prior to the date hereof, the “Original Guarantee and Collateral Agreement”).  Notwithstanding the modifications effected by this Agreement of the representations, warranties and covenants of the Grantors and Guarantors contained in the Original Guarantee and Collateral Agreement, the Grantors and Guarantors acknowledge and agree that any causes of action or other rights created in favor of the Collateral Agent and its successors arising out of the representations, warranties and covenants of the Grantors and/or Guarantors party thereto contained in or delivered in connection with the Original Guarantee and Collateral Pledge Agreement shall survive the execution and delivery of this Agreement.  All indemnification obligations of the Grantors and Guarantors pursuant to the Original Guarantee and Collateral Agreement (including any arising from a breach of the representations thereunder) shall survive the amendment and restatement of the Original Guarantee and Collateral Agreement pursuant to this Agreement.

Notwithstanding anything herein or in any other Loan Document to the contrary, the parties hereto expressly acknowledge that it is not their intention that the Extension Amendment, this Agreement or any of the other Loan Documents executed or delivered pursuant to the Extension Amendment constitute a novation of any of the obligations, covenants or agreements contained in the Original Guarantee and Collateral Agreement or any other Loan Document, but rather constitute a modification thereof or supplement thereto pursuant to the terms contained therein and herein. The Original Guarantee and Collateral Agreement and the other Loan Documents, in each case as amended, modified or supplemented hereby and by the Extension Amendment, shall be deemed to be continuing agreements among the parties thereto, and all documents, instruments, and agreements delivered, as well as all Liens created, pursuant to or in connection with the Original Guarantee and Collateral Agreement and the other Loan Documents shall remain in full force and effect, each in accordance with its terms (as amended, modified or supplemented by the Extension Amendment and this Agreement).

ARTICLE VIII

CONCERNING THE EXISTING NOTES TRUSTEE AND
HOLDERS OF THE EXISTING 2028 DEBENTURES

Section 8.01.         Collateral Agent’s Consent to Serve.  The Collateral Agent has consented to serve as Collateral Agent hereunder on the express understanding, and the Existing Notes Trustee and each holder of Existing 2028 Debentures, by accepting the benefits of this Agreement, will be deemed to have agreed, that the Collateral Agent will have no duty and will owe no obligation or responsibility (fiduciary or otherwise) to the Existing Notes Trustee or such holders, other than the duty to perform its express obligations under this Agreement in accordance with its terms and the terms of the Junior Lien Intercreditor Agreement, the ABL/Term Loan/Notes Intercreditor Agreement, and any other security documents for which the Collateral Agent is the collateral agent with respect to the Existing Notes Designated Collateral.  Without limiting the foregoing, each of the Existing Notes Trustee and each holder of Existing 2028 Debentures, by accepting the benefits of this Agreement, will be deemed to have waived any right it might have, under applicable law or otherwise, to compel the sale or other disposition of any Collateral, and any obligation the Collateral Agent might have, under applicable law or otherwise, to obtain any minimum price for any Collateral upon the sale thereof, it being expressly understood, and the availability of the benefits of this Agreement to the Existing Notes Trustee and each holder of Existing 2028 Debentures being conditioned upon the understanding, that the sole right of the holders of the Existing 2028 Debentures will be to receive their ratable share of any proceeds of Existing Notes Designated Collateral in accordance with and subject to the provisions of this Agreement, the Intercreditor Agreements and the other Security Documents.  Each of the Existing Notes Trustee and each holder of Existing 2028 Debentures, by accepting the benefits of this Agreement, will be deemed to have agreed to the provisions set forth in, and to have provided the consents, authorizations and instructions provided by the Lenders under, Article IX of the Credit Agreement (as such Article applies to the appointment of, and other matters relating to, the Collateral Agent) and Section 10.20 of the Credit Agreement.  For the avoidance of doubt, nothing in this Agreement shall modify or in any way limit the rights and remedies available to the Existing

Notes Trustee and each holder of Existing 2028 Debentures under the Existing Notes Indenture.

Section 8.02.         Determination of Amounts of Existing Notes Obligations and Existence of Existing Notes Events of Default; Acceleration.  Whenever the Collateral Agent is required to determine the existence or amount of any of the Existing Notes Obligations or the existence of any Existing Notes Event of Default for any purposes of this Agreement, it will request written certification of such existence or amount from the Existing Notes Trustee and will be entitled to make such determination on the basis of such certification; provided, however, that if, notwithstanding the request of the Collateral Agent, the Existing Notes Trustee fails or refuses reasonably promptly to certify as to the existence or amount of any Existing Notes Obligation or the existence of any Existing Notes Event of Default, the Collateral Agent will be entitled to determine such existence or amount by such commercially reasonable method as the Collateral Agent may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Lead Borrower.  The Collateral Agent may rely conclusively, and will be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and will have no liability to the Borrowers, any other Grantor, any Secured Party or any other Person as a result of such determination or any action taken pursuant thereto except to the extent such liability is determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Collateral Agent.  The Existing Notes Trustee will promptly notify the Collateral Agent of any Existing Notes Event of Default of which it will have been notified by any Existing Notes Secured Party or of which it will have otherwise become aware or any acceleration of any of the Existing Notes Obligations; provided that failure to give any such notice will not affect any rights or remedies of the Collateral Agent or any Secured Party arising in connection with any such acceleration.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GRANTORS:

NEIMAN MARCUS GROUP LTD LLC,
a Delaware limited liability company

By:	/s/ Tracy M. Preston
Name: Tracy M. Preston
Title: Vice President

THE NEIMAN MARCUS GROUP LLC,
a Delaware limited liability company

By:	/s/ Tracy M. Preston
Name: Tracy M. Preston
Title: Senior Vice President

THE NMG SUBSIDIARY LLC,
a Delaware limited liability company

By:	/s/ Tracy M. Preston
Name: Tracy M. Preston
Title: Vice President

[Signature Page to Amended and Restated Term Loan Guarantee and Collateral Agreement]

GRANTORS AND GUARANTORS:	MARIPOSA INTERMEDIATE HOLDINGS LLC,
a Delaware limited liability company

	By:	/s/ Tracy M. Preston
		Name:	Tracy M. Preston
		Title:	Vice President

NEMA BEVERAGE CORPORATION,
a Texas corporation

	By:	/s/ Tracy M. Preston
		Name:	Tracy M. Preston
		Title:	President

NEMA BEVERAGE HOLDING CORPORATION,
a Texas corporation

	By:	/s/ Tracy M. Preston
		Name:	Tracy M. Preston
		Title:	President

NEMA BEVERAGE PARENT CORPORATION,
a Texas corporation

	By:	/s/ Tracy M. Preston
		Name:	Tracy M. Preston
		Title:	President

NMG SALON HOLDINGS LLC,
a Delaware limited liability company

	By:	/s/ Tracy M. Preston
		Name:	Tracy M. Preston
		Title:	President

[Signature Page to Amended and Restated Term Loan Guarantee and Collateral Agreement]

NMG CALIFORNIA SALON LLC,
a California limited liability company

By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Senior Vice President

NMG FLORIDA SALON LLC,
a Florida limited liability company

By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Senior Vice President

NMG SALONS LLC,
a Delaware limited liability company

By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Senior Vice President

NMG TEXAS SALON LLC,
a Texas limited liability company

By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Senior Vice President

BERGDORF GOODMAN INC.,
a New York corporation

By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Vice President

[Signature Page to Amended and Restated Term Loan Guarantee and Collateral Agreement]

BERGDORF GRAPHICS, INC.,
a New York corporation

By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Vice President

BG PRODUCTIONS, INC.,
a Delaware corporation

By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Vice President

MARIPOSA BORROWER, INC.,
a Delaware corporation

By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Vice President

NM BERMUDA, LLC,
a Delaware limited liability company

By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Vice President

NM FINANCIAL SERVICES, INC.,
a Delaware corporation

By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Vice President

[Signature Page to Amended and Restated Term Loan Guarantee and Collateral Agreement]

NM NEVADA TRUST,
a Massachusetts Trust

By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Vice President

NMG GLOBAL MOBILITY, INC.,
a Delaware corporation

By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Vice President

NMGP, LLC,
a Virginia limited liability company

By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Vice President

WORTH AVENUE LEASING COMPANY,
a Florida corporation

By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Vice President

[Signature Page to Amended and Restated Term Loan Guarantee and Collateral Agreement]

GUARANTORS:

NMG TERM LOAN PROPCO LLC,
a Delaware limited liability company

	By:	/s/ Tracy M. Preston
		Name:	Tracy M. Preston
		Title:	Vice President

NMG NOTES PROPCO LLC,
a Delaware limited liability company

	By:	/s/ Tracy M. Preston
		Name:	Tracy M. Preston
		Title:	Vice President

[Signature Page to Amended and Restated Term Loan Guarantee and Collateral Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Agent

By:	/s/ Bryan J. Matthews
	Name:	Bryan J. Matthews
	Title:	Authorized Signatory

By:	/s/ Megan Kane
	Name:	Megan Kane
	Title:	Authorized Signatory

[Signature Page to Amended and Restated Term Loan Guarantee and Collateral Agreement]

Exhibit I

 to Guarantee and
Collateral Agreement

SUPPLEMENT NO.      dated as of                      (this “Supplement”), to (a) the Amended and Restated Term Loan Guarantee and Collateral Agreement dated as of June 7, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among each of the Grantors party thereto, each of the Guarantors party thereto, and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent for the Lenders under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”) and as Collateral Agent for the Secured Parties (as defined therein) (in such capacity, the “Collateral Agent”) and (b) the Intercreditor Agreements referred to below.

(1)                                 Reference is made to (a) that certain the Term Loan Credit Agreement, dated as of October 25, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, including on the Amendment No. 2 Effective Date, the “Term Loan Credit Agreement”), among MARIPOSA INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company (“Holdings”), NEIMAN MARCUS GROUP LTD LLC, a Delaware limited liability company (the “Company”), THE NEIMAN MARCUS GROUP LLC, a Delaware limited liability company (“TNMG LLC”), THE NMG SUBSIDIARY LLC, a Delaware limited liability company, the Guarantors party hereto, the Lenders party thereto from time to time, and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent, (b) that certain Indenture dated as of May 27, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, including, including on the Amendment No. 2 Effective Date, the “Existing Notes Indenture”), between TNMG LLC (the “Existing Notes Issuer”), and WILMINGTON SAVINGS FUND SOCIETY, FSB as successor trustee (in such capacity, the “Existing Notes Trustee”), pursuant to which the Existing Notes Issuer’s 7.125% Debentures due 2028 in an initial aggregate principal amount of $125,000,000 (the “Existing 2028 Debentures”) were issued, (c) that certain ABL/Term Loan/Notes Intercreditor Agreement dated as of June 7, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “ABL/Term Loan/Notes Intercreditor Agreement”), among Deutsche Bank AG New York Branch, as an ABL Agent (as defined therein), Credit Suisse AG, Cayman Islands Branch, as a Term Loan Agent (as defined therein), Ankura Trust Company, LLC, as New Second Lien Notes Collateral Agent (as defined therein) and Wilmington Trust, National Association, as New Third Lien Notes Collateral Agent (as defined therein) and acknowledged by Holdings, the Borrowers and the Subsidiaries from time to time party thereto and (d) that certain Junior Lien Intercreditor Agreement, dated as of June 7, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Junior Lien Intercreditor Agreement” and, together with the ABL/Term Loan/Notes Intercreditor Agreement, the “Intercreditor Agreements”), among Credit Suisse AG, Cayman Islands Branch, as Initial First Lien Representative (as defined therein), Credit Suisse AG, Cayman Islands Branch, as Initial First Lien Collateral Agent (as defined therein), Ankura Trust Company, LLC as Initial Second Lien Representative (as defined therein), Ankura Trust Company, LLC as Initial Second Lien Collateral Agent (as defined therein), Wilmington Trust, National

Exhibit I-1

Association, as 8.000% Notes Representative (as defined therein), Wilmington Trust, National Association, as 8.750% Notes Representative (as defined therein) and Wilmington Trust, National Association, as Initial Third Lien Collateral Agent (as defined therein) and acknowledged by Holdings, the Borrowers and the Subsidiaries from time to time party thereto.

(2)                                 Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee and Collateral Agreement referred to therein.

(3)                                 The Grantors and Guarantors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans under the Credit Agreement.  Pursuant to the Existing Notes Indenture, the Existing Notes Issuer may not secure the Term Loan Obligations with any Existing Notes Designated Collateral unless the Borrowers shall have made effective provision to secure the Existing 2028 Debentures for as long as such obligations are secured by any Existing Notes Designated Collateral.  Section 7.16 of the Guarantee and Collateral Agreement provides that additional Subsidiaries may become Subsidiary Loan Parties under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement.  The Intercreditor Agreements provide that additional Subsidiaries may become Grantors and/or Guarantors, as applicable, under the applicable Intercreditor Agreements by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become (x) a Subsidiary Loan Party under the Guarantee and Collateral Agreement and (y) a Grantor under the Intercreditor Agreements, in each case in order to induce the Lenders to make additional Loans (if available under the Credit Agreement) and as consideration for Loans previously made under the Credit Agreement.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1.  (a)  In accordance with Section 7.16 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Loan Party, a [a / an] [Extended Term Loan] Guarantor and a Grantor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Loan Party, a [a / an] [Extended Term Loan] Guarantor and a Grantor, and the New Subsidiary hereby (1) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Subsidiary Loan Party, [a / an] [Extended Term Loan] Guarantor and a Grantor thereunder and (2) represents and warrants that the representations and warranties made by it as a Grantor in Section 3.03 and Section 4.02 thereof are true and correct, in all material respects, on and as of the date hereof.  In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Collateral Agent, for the benefit of the applicable Secured Parties, a security interest in and Lien on all the New Subsidiary’s right, title and interest in and to the Collateral (as defined in and to the extent required by the Guarantee and Collateral Agreement) of the New Subsidiary.  Each reference to a “Subsidiary Loan Party,” a “[Extended Term Loan] Guarantor,” or a “Grantor” in the Guarantee and Collateral Agreement shall be deemed to include

Exhibit I-2

the New Subsidiary.  The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

(b)         [In accordance with Section 9.3 of the ABL/Term Loan/Notes Intercreditor Agreement, the New Subsidiary by its signature below becomes a party to the ABL/Term Loan/Notes Intercreditor Agreement as a Grantor thereunder for all purposes thereof on the terms set forth therein, and agrees, for the enforceable benefit of all existing and future ABL Lenders (as defined in the ABL/Term Loan/Notes Intercreditor Agreement), all existing and future Term Loan Lenders (as defined in the ABL/Term Loan/Notes Intercreditor Agreement) and all existing and future Existing Noteholders (as defined in the ABL/Term Loan/Notes Intercreditor Agreement) that it is bound by the terms, conditions and provisions of the ABL/Term Loan/Notes Intercreditor Agreement as fully as if the undersigned had executed and delivered the ABL/Term Loan/Notes Intercreditor Agreement as of the date thereof.  This Supplement shall constitute an Intercreditor Agreement Joinder under (and as defined in) the ABL/Term Loan/Notes Intercreditor Agreement.

(c)         In accordance with Section 8.20 of the Junior Lien Intercreditor Agreement, the New Subsidiary by its signature below becomes a party to the Junior Lien Intercreditor Agreement as a Grantor thereunder for all purposes thereof on the terms set forth therein, and agrees, for the enforceable benefit of all existing and future all existing and future First Lien Secured Parties (as defined in the Junior Lien Intercreditor Agreement) and all existing and future Junior Lien Secured Parties (as defined in the Junior Lien Intercreditor Agreement) that it is bound by the terms, conditions and provisions of the Junior Lien Intercreditor Agreement as fully as if the undersigned had executed and delivered the Junior Lien Intercreditor Agreement as of the date thereof.  This Supplement shall constitute an intercreditor agreement joinder under the Junior Lien Intercreditor Agreement.

SECTION 2.  The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (1) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally; (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (3) implied covenants of good faith and fair dealing.

SECTION 3.  This Agreement may be executed in two or more counterparts, each of which will constitute an original but all of which when taken together constitutes but one contract.  This Supplement will become effective when the Collateral Agent receives a counterpart (whether by electronic transmission or otherwise) of this Supplement that bears the signature of the New Subsidiary.

SECTION 4.  The New Subsidiary hereby represents and warrants as of the date hereof that:

(1)                                 set forth on Schedule I attached hereto is a true and correct schedule of all the Pledged Securities of the New Subsidiary as of the date hereof;

Exhibit I-3

(2)                                 set forth on Schedule II attached hereto is a true and correct schedule of all of the material Patents, registered Trademarks and registered Copyrights of the New Subsidiary as of the date hereof;

(3)                                 set forth on Schedule III attached hereto is a true and correct schedule of all Commercial Tort Claims of the New Subsidiary individually in excess of $5.0 million as of the date hereof; and

(4)                                 set forth on Schedule IV attached hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5.  Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).

SECTION 7.  In the event any one or more of the provisions contained in this Supplement are held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein, in the Guarantee and Collateral Agreement and in the Intercreditor Agreements will not in any way be affected or impaired thereby.  The parties will endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.  All communications and notices hereunder will be in writing and given as provided in Section 7.01 of the Guarantee and Collateral Agreement.  The address of each of the New Subsidiaries for purposes of all notices and other communications under the Intercreditor Agreements is:  [   ]

SECTION 9.  The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Agents have duly executed this Supplement to the Guarantee and Collateral Agreement and to the Intercreditor Agreements as of the day and year first above written.

[Name of New Subsidiary]

Exhibit I-4

By:
Name:
Title:

Exhibit I-5

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit I-6

Schedule I

to Supplement No.     to the
Guarantee and
Collateral Agreement

Pledged Securities of the New Subsidiary

EQUITY INTERESTS

Number of Issuer Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule I-1

Schedule II
to Supplement No.     to the
Guarantee and
Collateral Agreement

PATENTS, TRADEMARKS AND COPYRIGHTS

Schedule II-1

Schedule III
to Supplement No.     to the
Guarantee and
Collateral Agreement

COMMERCIAL TORT CLAIMS

Schedule III-1

Schedule IV
to Supplement No.     to the
Guarantee and
Collateral Agreement

LEGAL NAME, JURISDICTION OF FORMATION

AND LOCATION OF CHIEF EXECUTIVE OFFICE

Schedule IV-1

Exhibit II
 to Guarantee and
Collateral Agreement

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT is dated as of [               ], by [•] (each, individually, a “Grantor” and, collectively, the “Grantors”), in favor of Credit Suisse AG, Cayman Islands Branch, in its capacity as administrative agent and collateral agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Grantors are party to that certain Amended and Restated Term Loan Guarantee and Collateral Agreement dated as of June 7, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent, pursuant to which the Grantors are required to execute and deliver this Trademark Security Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1.         Defined Terms.  Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meanings given to them in the Security Agreement.

SECTION 2.         Grant of Security Interest in Trademark Collateral.  As security for the payment or performance when due (whether at stated maturity, by acceleration or otherwise), as the case may be, in full of the Secured Obligations, each Grantor hereby pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the applicable Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the applicable Secured Parties, a security interest in all of such Grantor’s right, title, and interest in or to any and all of the following Intellectual Property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”):

(a)                                 all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections

1(c) and 1(d) of the Lanham Act has been filed, to the extent that, and solely during the period for which, any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), and all renewals thereof, including those listed on Schedule I;

(b)                                 all goodwill associated therewith or symbolized thereby;

(c)                                  all claims for, and rights to sue for, past or future infringements of any of the foregoing; and

(d)                                 all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

SECTION 3.         Security Agreement.  The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.         Recordation.  This Trademark Security Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office.  Each Grantor authorizes and requests that the Commissioner of Trademarks record this Trademark Security Agreement.

SECTION 5.         Counterparts.  This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.

SECTION 6.         Governing Law.  THIS TRADEMARK SECURITY AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).

[Signature page follows]

IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[ ],
as Grantor

By:
Name:
Title:

Accepted and Agreed:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

Exhibit III
 to Guarantee and
Collateral Agreement

FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT is dated as of [          ], by [•] (each, individually, a “Grantor” and, collectively, the “Grantors”), in favor of Credit Suisse AG, Cayman Islands Branch, in its capacity as administrative agent and collateral agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Grantors are party to that certain Amended and Restated Term Loan Guarantee and Collateral Agreement dated as of June 7, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent, pursuant to which the Grantors are required to execute and deliver this Patent Security Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1.         Defined Terms.  Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meanings given to them in the Security Agreement.

SECTION 2.         Grant of Security Interest in Patent Collateral.  As security for the payment or performance when due (whether at stated maturity, by acceleration or otherwise), as the case may be, in full of the Secured Obligations, each Grantor hereby pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the applicable Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the applicable Secured Parties, a security interest in all of such Grantor’s right, title, and interest in or to any and all of the following Intellectual Property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”):

(a)                                 all letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule I, and all applications for letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule I;

(b)                                 all provisionals, reissues, extensions, continuations, divisions, continuations-in-part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein;

(c)                                  all claims for, and rights to sue for, past or future infringements of any of the foregoing; and

(d)                                 all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

SECTION 3.         Security Agreement.  The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.         Recordation.  This Patent Security Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office.  The Grantor authorizes and requests that the Commissioner of Patents record this Patent Security Agreement.

SECTION 5.         Counterparts.  This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts.

SECTION 6.         Governing Law.  THIS PATENT SECURITY AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).

[Signature page follows]

IN WITNESS WHEREOF, each Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[ ],
as Grantor

By:
Name:
Title:

Accepted and Agreed:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

to

PATENT SECURITY AGREEMENT

PATENTS AND PATENT APPLICATIONS

Exhibit IV
 to Guarantee and
Collateral Agreement

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT is dated as of [ ], by [•] (each, individually, a “Grantor” and, collectively, the “Grantors”), in favor of Credit Suisse AG, Cayman Islands Branch, in its capacity as administrative agent and collateral agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Grantors are party to that certain Amended and Restated Term Loan Guarantee and Collateral Agreement dated as of June 7, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent, pursuant to which the Grantors are required to execute and deliver this Copyright Security Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1.         Defined Terms.  Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meanings given to them in the Security Agreement.

SECTION 2.         Grant of Security Interest in Copyright Collateral.  As security for the payment or performance when due (whether at stated maturity, by acceleration or otherwise), as the case may be, in full of the Secured Obligations, each Grantor hereby pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the applicable Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the applicable Secured Parties, a security interest in all of such Grantor’s right, title, and interest in or to any and all of the following Intellectual Property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”):

(a)                                 all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise;

(b)                                 all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule I;

(c)                                  all claims for, and rights to sue for, past or future infringements of any of the foregoing; and

(d)                                 all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

SECTION 3.         Security Agreement.  The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.         Recordation.  This Copyright Security Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the United States Copyright Office.  Each Grantor authorizes and requests that the United States Copyright Office record this Copyright Security Agreement.

SECTION 5.         Counterparts.  This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts.

SECTION 6.         Governing Law.  THIS COPYRIGHT SECURITY AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY  SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).

[Signature page follows]

IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[ ],
as Grantor

By:
Name:
Title:

Accepted and Agreed:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

SCHEDULE I

PLEDGED STOCK

Grantor	Issuer	Type of Organization	Jurisdiction of Organization / Formation	# of Shares Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No.	Par Value
Mariposa Intermediate Holdings LLC	Neiman Marcus Group LTD LLC	Limited Liability Company	Delaware	1 Unit	1	100%	Uncertificated	N/A
Neiman Marcus Group LTD LLC (f/k/a Neiman Marcus Group LTD Inc.)	Mariposa Borrower, Inc.	Corporation	Delaware	10	10	100%	1	$0.001
Neiman Marcus Group LTD LLC	The Neiman Marcus Group LLC	Limited Liability Company	Delaware	100 Units	100	100%	Uncertificated	N/A
The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)	NM Financial Services, Inc.	Corporation	Delaware	10	10	100%	1	No par value
The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)	NM Nevada Trust	Trust	Massachusetts	1	100	100%	1	No par value
				89			005
Bergdorf Goodman Inc.				1		100%	2	No par value
				9			006
The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)	NMGP, LLC	Limited liability company	Virginia	100 Units	100	100%	Uncertificated	N/A

Grantor	Issuer	Type of Organization	Jurisdiction of Organization / Formation	# of Shares Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No.	Par Value
The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)	Worth Avenue Leasing Company	Corporation	Florida	10	10	100%	1	$1.00
The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)	BG Productions, Inc.	Corporation	Delaware	100	100	100%	1	$1.00
The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)	NM Bermuda, LLC	Limited Liability Company	Delaware	N/A	N/A	100%	Uncertificated	N/A
The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)	NEMA Beverage Parent Corporation	Corporation	Texas	100	100	100%	1	$1.00
The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)	Bergdorf Goodman Inc.	Corporation	New York	1000	1000	100%	4	$1.00
The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)	NMG Global Mobility, Inc.	Corporation	Delaware	100	100	100%	1	$1.00
The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)	Neiman Marcus Bermuda, L.P.	Limited Partnership	Bermuda	N/A; 99%	N/A	100%	Uncertificated	N/A
NM Bermuda, LLC				N/A; 1%		100%
NEMA Beverage Parent Corporation	NEMA Beverage Holding Corporation	Corporation	Texas	100	100	100%	1	$1.00

Grantor	Issuer	Type of Organization	Jurisdiction of Organization / Formation	# of Shares Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No.	Par Value
NEMA Beverage Holding Corporation	NEMA Beverage Corporation	Corporation	Texas	100	100	100%	003	$1.00
Bergdorf Goodman Inc.	Bergdorf Graphics, Inc.	Corporation	New York	200	200	100%	4	$0.01
The Neiman Marcus Group LLC	NMG Salon Holdings LLC	Limited Liability Company	Delaware	100 Units	100	100%	Uncertificated	N/A
NMG Salon Holdings LLC	NMG Salons LLC	Limited Liability Company	Delaware	100 Units	100	100%	Uncertificated	N/A
NMG Salon Holdings LLC	NMG Florida Salon LLC	Limited Liability Company	Florida	100 Units	100	100%	Uncertificated	N/A
NMG Salon Holdings LLC	NMG California Salon LLC	Limited Liability Company	California	100 Units	100	100%	Uncertificated	N/A
NMG Salon Holdings LLC	NMG Texas Salon LLC	Limited Liability Company	Texas	100 Units	100	100%	Uncertificated	N/A
The Neiman Marcus Group LLC	The NMG Subsidiary LLC	Limited Liability Company	Delaware	100 Units	N/A	100%	Uncertificated	N/A
The Neiman Marcus Group LLC	Fashionphile Group, LLC	Limited Liability Company	Delaware	170,000 units (13.655% as of 5/17/19)	1,244,983 (as of 5/17/19)	100%	Uncertificated	N/A
The Neiman Marcus Group LLC	NMG Term Loan PropCo LLC	Limited Liability Company	Delaware	100 Units	N/A	100%	Uncertificated	N/A
The Neiman Marcus Group LLC	NMG Notes PropCo LLC	Limited Liability Company	Delaware	100 Units	N/A	100%	Uncertificated	N/A

DEBT SECURITIES

1.                                      That certain Intercompany Note, dated as of June 7, 2019, by and among each Payor (as defined therein) and each Maker (as defined therein).

2.                                      Intercompany receivable held by NM Nevada Trust from The Neiman Marcus Group LLC, which was approximately $2,880,299,470 as of May 31, 2019.

3.                                      Intercompany receivable held by NM Nevada Trust from Bergdorf Goodman Inc., which was approximately $473,027,518  as of May 31, 2019

SCHEDULE II

INTELLECTUAL PROPERTY

U.S. COPYRIGHTS

Title		Registration Number	Registration Date	Owner
1.	Another perspective / from Horchow.	TX0000887328	12/30/1981	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
2.	Horchow : the Horchow collection.	TX0000896363	12/30/1981	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
3.	Horchow : the Horchow collection.	CSN0041062	1989	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
4.	Grand Finale : sales, close-outs & special values from famous companies.	CSN0040942	1989	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
5.	Grand Finale : sales, close-outs & special values from famous companies.	TX0000884099	1/15/1982	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
6.	Horchow : the Horchow collection.	TX0001047618	1/17/1983	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
7.	Grand Finale : sales, close-outs & special values from famous companies.	TX0001047557	1/17/1983	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
8.	Grand Finale : sales, close-outs & special values from famous companies.	TX0001385994	1/26/1984	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
9.	SGF : savings on gifts and furnishings.	TX0001398214	1/26/1984	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
10.	Horchow : the Horchow collection.	TX0001262241	9/1/1984	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
11.	Horchow : the Horchow collection.	TX0001530547	1/15/1985	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.

Title		Registration Number	Registration Date	Owner
12.	Grand Finale : sales, close-outs & special values from famous companies.	TX0001530546	1/15/1985	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
13.	SGF : savings on gifts and furnishings.	TX0001511561	1/15/1985	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
14.	Horchow : the Horchow collection.	TX0001741166	1/21/1986	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
15.	Grand Finale : sales, close-outs & special values from famous companies.	TX0001741165	1/21/1986	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
16.	SGF : savings on gifts and furnishings.	TX0001741167	1/21/1986	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
17.	Horchow : the Horchow collection.	TX0002014500	3/16/1987	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
18.	Grand Finale : sales, close-outs & special values from famous companies.	TX0002014499	3/16/1987	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
19.	SGF : savings on gifts and furnishings.	TX0002024695	3/16/1987	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
20.	Horchow : the Horchow collection.	TX0002237683	2/1/1988	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
21.	Grand Finale : sales, close-outs & special values from famous companies.	TX0002237685	2/1/1988	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
22.	SGF : savings on gifts and furnishings.	TX0002237684	2/1/1988	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
23.	Horchow : the Horchow collection.	TX0002498718	2/2/1989	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
24.	Grand Finale : sales, close-outs & special values from famous companies.	TX0002493968	2/2/1989	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.

Title		Registration Number	Registration Date	Owner
25.	Horchow : the Horchow collection.	TX0002494068	2/2/1989	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
26.	Trifles : [catalogue].	TX0002498719	2/2/1989	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
27.	Trifles : [catalogue].	CSN0042553	1989	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
28.	SGF : savings on gifts and furnishings.	TX0002498720	2/2/1989	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
29.	Neiman-Marcus situational selling.	TX0000797196	5/29/1981	The Neiman Marcus Group LLC
30.	Pure & simple : an InCircle cookbook	TX0003201185	10/28/1991	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
31.	Easter candletower.	VA0000489022	2/19/1992	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
32.	Pigtails and froglegs : a family cookbook from Neiman Marcus.	TX0003623121	9/16/1993	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
33.	Jeweled tiger ornament. Series: Jay Strongwater Christmas ornament, NM20001	VA0001172404	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
34.	Tiger print. Series: Jay Strongwater Christmas ornament, NM20002	VA0001172405	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
35.	Jungle Harlequin. Series: Jay Strongwater Christmas ornament, NM20008	VA0001172408	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
36.	Amber crystal turtle. Series: Jay Strongwater Christmas ornament, NM200034	VA0001172407	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)

Title		Registration Number	Registration Date	Owner
37.	Mahogany egg. Series: Jay Strongwater Christmas ornament, NM20004	VA0001172406	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
38.	Amber scallops. Series: Jay Strongwater Christmas ornament, NM2006	VA0001172409	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
39.	Jungle florentine. Series: Jay Strongwater Christmas ornament ; NM20009	VA0001172440	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
40.	Amber jeweled egg. Series: Jay Strongwater Christmas ornament ; NM20010	VA0001172439	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
41.	Green jeweled egg. Series: Jay Strongwater Christmas ornament ; NM20011	VA0001172438	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
42.	Red jeweled egg. Series: Jay Strongwater Christmas ornament ; NM20012	VA0001172437	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
43.	Small golden finial ornament. Series: Jay Strongwater Christmas ornament, NM20016	VA0001172412	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
44.	Large plum finial ornament. Series: Jay Strongwater Christmas ornament, NM20018	VA0001172410	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
45.	Large red finial ornament. Series: Jay Strongwater Christmas ornament, NM20020	VA0001172394	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
46.	Large topaz finial ornament. Series: Jay Strongwater Christmas ornament, NM20019	VA0001172395	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
47.	Bejeweled butterfly ornament. Series: Jay Strongwater Christmas ornament ; NM20021	VA0001172431	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
48.	Salamander egg ornament. Series: Jay Strongwater Christmas ornament ; NM20024	VA0001172430	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
49.	Dragonfly egg ornament. Series: Jay Strongwater Christmas ornament ; NM20025	VA0001172435	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)

Title		Registration Number	Registration Date	Owner
50.	Starburst heart ornament. Series: Jay Strongwater Christmas ornament ; NM20026	VA0001172434	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
51.	Jeweled heart ornament. Series: Jay Strongwater Christmas ornament ; NM20027	VA0001172433	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
52.	Plum ball ornament. Series: Jay Strongwater Christmas ornament ; NM20028	VA0001172432	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
53.	Red crystal ball ornament. Series: Jay Strongwater Christmas ornament ; 20029	VA0001172445	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
54.	Plum ball ornament. Series: Jay Strongwater Christmas ornament ; NM20030	VA0001172444	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
55.	Jay Strongwater Christmas ornament, gold moon/stars, NM20033. Title: Gold moons and stars.	VA0001172443	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
56.	Amber daisy ball ornament. Series: Jay Strongwater Christmas ornament ; NM20034	VA0001172442	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
57.	Red daisy ball ornament. Series: Jay Strongwater Christmas ornament ; NM20035	VA0001172441	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
58.	Plum swirls ball ornament. Series: Jay Strongwater Christmas ornament, NM20036	VA0001172416	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
59.	Red swirls ball ornament. Series: Jay Strongwater Christmas ornament, NM20037	VA0001172415	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
60.	Red glass heart ornament. Series: Jay Strongwater Christmas ornament, NM20038	VA0001172414	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
61.	Red jeweled ball ornament. Series: Jay Strongwater Christmas ornament, NM20039	VA0001172413	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
62.	Jeweled gift ornament. Series: Jay Strongwater Christmas ornament ; NM20040	VA0001172436	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)

Title		Registration Number	Registration Date	Owner
63.	Red bow egg ornament. Series: Jay Strongwater Christmas ornament, NM20041	VA0001172398	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
64.	Red scallop ball ornament. Series: Jay Strongwater Christmas ornament, NM20042	VA0001172397	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
65.	Red phoenix egg ornament. Series: Jay Strongwater Christmas ornament, NM20043	VA0001172396	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
66.	Red scroll egg ornament. Series: Jay Strongwater Christmas ornament ; NM20045	VA0001172425	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
67.	Plum lattice heart ornament. Series: Jay Strongwater Christmas ornament ; NM20046	VA0001172424	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
68.	Red frog egg ornament. Series: Jay Strongwater Christmas ornament ; NM20047	VA0001172423	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
69.	Green frog egg. Series: Jay Strongwater Christmas ornament, NM20048	VA0001172417	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
70.	Red turtle egg ornament. Series: Jay Strongwater Christmas ornament, NM20049	VA0001172402	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
71.	Green turtle egg ornament. Series: Jay Strongwater Christmas ornament, NM20050	VA0001172401	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
72.	Red butterfly egg ornament. Series: Jay Strongwater Christmas ornament, NM20051	VA0001172400	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
73.	Green butterfly ornament. Series: Jay Strongwater Christmas ornament, NM20052	VA0001172399	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
74.	Red f[l]orentine star. Series: Jay Strongwater Christmas ornament ; NM20053	VA0001172422	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
75.	Baby’s first Christmas ornament. Series: Jay Strongwater Christmas ornament ; NM20054	VA0001172421	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)

Title		Registration Number	Registration Date	Owner
76.	Red Florentine egg ornament. Series: Jay Strongwater Christmas ornament, NM20056	VA0001172420	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
77.	Purple moons/stars ball. Series: Jay Strongwater Christmas ornament, NM20057	VA0001172419	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
78.	Red moons/stars ball. Series: Jay Strongwater Christmas ornament, NM20058	VA0001172418	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
79.	Salamander egg ornament. Series: Jay Strongwater Christmas ornament ; NM20059	VA0001172429	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
80.	Dark amber florentine star. Series: Jay Strongwater Christmas ornament ; NM20060	VA0001172428	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
81.	Plum florentine star. Series: Jay Strongwater Christmas ornament ; NM20061	VA0001172427	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
82.	Plum daisy ball ornament. Series: Jay Strongwater Christmas ornament ; NM20062	VA0001172426	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
83.	Red scroll egg ornament. Series: Jay Strongwater Christmas ornament, NM20066	VA0001172403	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
84.	Small red finial ornament. Series: Jay Strongwater Christmas ornament, NM20017	VA0001172411	1/31/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
85.	Neiman Marcus cookbook / Kevin Garvin, with John Harrisson ; photography by Ellen Silverman.	TX0005786833	11/10/2003	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
86.	Neiman Marcus Taste: Timeless American Recipes.	TX0006840535	1/10/2008	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
87.	Neiman Marcus Pop-Up Book.	TX0006961127	1/10/2008	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)
88.	Orchard apple with walnuts & brandy : no. 8533 : net wt. 16 oz. (1 lb.) (454 g)	VA0000410146	4/23/1990	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) and Vanex, Inc.

Title		Registration Number	Registration Date	Owner
89.	Trifles : [catalogue].	TX0002237682 [CSN0042553]	2/1/1988	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
90.	Trifles : [catalogue].	TX0002024718 [CSN0042553]	3/16/1987	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
91.	Trifles : [catalogue].	TX0001741168 [CSN0042553]	1/21/1986	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
92.	Trifles : [catalogue].	TX0001530548 [CSN0042553]	1/15/1985	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
93.	Trifles : [catalogue].	TX0001293988 [CSN0042553]	1/9/1984	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
94.	Trifles : [catalogue].	TX0001047523 [CSN0042553]	1/17/1983	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.
95.	Trifles : [catalogue].	TX0000887327 [CSN0042553]	12/30/1981	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.) d/b/a Horchow Mail Order, Inc.

U.S. PATENTS

None.

FOREIGN PATENTS

None.

U.S. TRADEMARKS

	Trademark/Image if any	Application Number Application Date	Registration Number Registration Date	Status	Owner
1.	745 CAFÉ	74077475 7/11/1990	1705974 8/4/1992	REGISTERED RENEWED	NM Nevada Trust
2.	ALL HEART NMG ASSOCIATES FOR A CAUSE	86826384 11/19/2015	5025701 8/23/2016	REGISTERED	NM Nevada Trust
3.	BERGDORF GOODMAN	72269394 4/18/1967	0845203 2/27/1968	REGISTERED RENEWED	NM Nevada Trust
4.	BERGDORF GOODMAN	72466163 8/20/1973	0992733 9/3/1974	REGISTERED RENEWED	NM Nevada Trust
5.	BERGDORF GOODMAN	72028482 4/19/1957	0674632 2/24/1959	REGISTERED RENEWED	NM Nevada Trust
6.	BERGDORF GOODMAN	86872976 1/12/2016	4998301 7/12/2016	REGISTERED	NM Nevada Trust

	Trademark/Image if any	Application Number Application Date	Registration Number Registration Date	Status	Owner
7.	BG STYLE EXPERTS	88181539 11/5/2018	—	PENDING ITU	NM Nevada Trust
8.	CRAZY GOOD CHEER	88181583 11/5/2018	—	PENDING ITU	NM Nevada Trust
9.	C CUSP	87462201 5/24/2017	5359950 12/19/2017	REGISTERED	NM Nevada Trust
10.	CUSP	76661018 6/5/2006	3472762 7/22/2008	REGISTERED RENEWED	NM Nevada Trust
11.	Design Only	76676700 5/11/2007	3587563 3/10/2009	REGISTERED	NM Nevada Trust
12.	Design Only	73079389 3/8/1976	1152461 4/28/1981	REGISTERED RENEWED	NM Nevada Trust

	Trademark/Image if any	Application Number Application Date	Registration Number Registration Date	Status	Owner
13.	Design Only	73256304 3/31/1980	1185014 1/5/1982	REGISTERED RENEWED	NM Nevada Trust
14.	GOODMAN’S	86478230 12/11/2014	4739199 5/19/2015	REGISTERED	NM Nevada Trust
15.	GRAND FINALE	73769815 12/16/1988	1558578 9/26/1989	REGISTERED RENEWED	NM Nevada Trust
16.	HOLIDAY GLORIES	78198064 12/26/2002	2857879 6/29/2004	REGISTERED RENEWED	NM Nevada Trust
17.	HORCHOW	74099076 9/21/1990	1673768 1/28/1992	REGISTERED RENEWED	NM Nevada Trust
18.	HORCHOW	74098916 9/20/1990	1651562 7/23/1991	REGISTERED RENEWED	NM Nevada Trust
19.	HORCHOW	73347133 1/25/1982	1249400 8/23/1983	REGISTERED RENEWED	NM Nevada Trust
20.	HORCHOW	73347132 1/25/1982	1262784 1/3/1984	REGISTERED RENEWED	NM Nevada Trust
21.	HORCHOW FINALE	76390251 4/3/2002	2688395 2/18/2003	REGISTERED RENEWED	NM Nevada Trust
22.	HORCHOW GIFT CARD	8633328 7/10/2014	4679072 1/27/2015	REGISTERED	NM Nevada Trust

	Trademark/Image if any	Application Number Application Date	Registration Number Registration Date	Status	Owner
23.	INCIRCLE	87666809 10/31/2017	5630717 12/18/2018	REGISTERED	NM Nevada Trust
24.	INCIRCLE ENTRÉE	75606548 12/16/1998	2302197 12/21/1999	REGISTERED RENEWED	NM Nevada Trust
25.	LAST CALL	74311238 9/4/1992	1774545 6/1/1993	REGISTERED RENEWED	NM Nevada Trust
26.	LINDA’S AT BERGDORF GOODMAN	87394266 3/31/2017	5476817 5/22/2018	REGISTERED	NM Nevada Trust
27.	LITTLE BG	88079762 8/15/2018	—	PENDING ITU	NM Nevada Trust
28.	MAKE SOME NOISE	86293824 5/28/2014	4667074 1/6/2015	REGISTERED	NM Nevada Trust
29.
30.	NEIMA.COM	87882139 4/18/2018	—	PENDING ITU	NM Nevada Trust
31.	NEIMAN MARCUS	88146931 10/8/2018	—	PENDING ITU	NM Nevada Trust

	Trademark/Image if any	Application Number Application Date	Registration Number Registration Date	Status	Owner
32.	NEIMAN MARCUS	74216290 10/25/1991	1733202 11/17/1992	REGISTERED RENEWED	NM Nevada Trust
33.	NEIMAN MARCUS	73756014 10/5/1988	1593195 4/24/1990	REGISTERED RENEWED	NM Nevada Trust
34.	NEIMAN MARCUS	75433896 2/13/1998	2209260 12/8/1998	REGISTERED RENEWED	NM Nevada Trust
35.	NEIMAN MARCUS	72377875 12/4/1970	934177 5/16/1972	REGISTERED RENEWED	NM Nevada Trust
36.	NEIMAN MARCUS LAST CALL	86019456 7/25/2013	4440392 11/26/2013	REGISTERED	NM Nevada Trust
37.	NEIMAN-MARCUS	73196302 12/11/1978	1154006 5/12/1981	REGISTERED RENEWED	NM Nevada Trust
38.	NEIMAN-MARCUS	71664021 4/6/1954	0601375 1/25/1955	REGISTERED RENEWED	NM Nevada Trust
39.	NEW LEVEL OF BEAUTY	75834236 10/28/1999	2541276 2/19/2002	REGISTERED RENEWED	NM Nevada Trust
40.	NM	73777452 1/30/1989	1558605 9/26/1989	REGISTERED RENEWED	NM Nevada Trust
41.	NM	76415449 5/30/2002	2758362 9/2/2003	REGISTERED RENEWED	NM Nevada Trust
42.	NM DAILY	85953685 6/7/2013	4440315 11/26/2013	REGISTERED	NM Nevada Trust
43.	NM GIFT CARD	75279273 4/22/1997	2137494 2/17/1998	REGISTERED RENEWED	NM Nevada Trust

	Trademark/Image if any	Application Number Application Date	Registration Number Registration Date	Status	Owner
44.	NM ON THE GO	86523239 2/3/2015	4928838 3/29/2016	REGISTERED	NM Nevada Trust
45.	NM TO GO	75568610 10/13/1998	2289047 10/26/1999	REGISTERED RENEWED	NM Nevada Trust
46.	NMBUZZ	85763869 10/25/2012	4353862 6/18/2013	REGISTERED	NM Nevada Trust
47.	NMG RESOLUTIONS	77352859 12/14/2007	3475891 7/29/2008	REGISTERED RENEWED	NM Nevada Trust
48.	RED RIVER	73396230 9/30/1982	1288052 7/31/1984	REGISTERED RENEWED	NM Nevada Trust
49.	STILETTO STRUT	86954924 3/28/2016	5351274 12/5/2017	REGISTERED	NM Nevada Trust
50.	SWEET PEPPERS	74308816 8/27/1992	1766092 4/20/1993	REGISTERED RENEWED	NM Nevada Trust
51.	THE ART OF FASHION	75377610 10/22/1997	2277234 9/14/1999	REGISTERED RENEWED	NM Nevada Trust
52.	THE BOOK	76417927 6/5/2002	2697746 3/18/2003	REGISTERED RENEWED	NM Nevada Trust

	Trademark/Image if any	Application Number Application Date	Registration Number Registration Date	Status	Owner
53.	THE BOOK	75606549 12/16/1998	2317384 2/8/2000	REGISTERED RENEWED	NM Nevada Trust
54.	THE FRESHMARKET	74225486 11/26/1991	1804890 11/16/1993	REGISTERED RENEWED	NM Nevada Trust
55.	THE HEART OF NEIMAN MARCUS	86809613 11/4/2015	4996791 7/12/2016	REGISTERED	NM Nevada Trust
56.	THE MERMAID BAR	74225488 11/26/1991	1726520 10/20/1992	REGISTERED RENEWED	NM Nevada Trust
57.	THE NM CAFE	74212602 10/11/1991	1726506 10/20/1992	REGISTERED RENEWED	NM Nevada Trust
58.	THE ZODIAC	73355186 3/18/1982	1218744 11/30/1982	REGISTERED RENEWED	NM Nevada Trust
59.	VERY BERGDORF	78270175 7/3/2003	2856065 6/22/2004	REGISTERED RENEWED	NM Nevada Trust

U.S. STATE TRADEMARKS

Trademark/Image if any		Jurisdiction	Registration Number Registration Date	Owner	Status
1.	LAST CALL STUDIO	Louisiana	652126 5/21/2014	The Neiman Marcus Group LLC	REGISTERED

FOREIGN TRADEMARKS

Trademark/Image if any		Jurisdiction	Application Number Application Date	Registration Number Registration Date	Owner	Status
2.	BERGDORF GOODMAN	Argentina	3187601 8/29/2012	2613862 12/5/2013	NM Nevada Trust	REGISTERED
3.	BERGDORF GOODMAN	Argentina	3187600 8/29/2012	2613861 12/5/2013	NM Nevada Trust	REGISTERED
4.	NEIMAN MARCUS	Argentina	3187598 8/29/2012	2690481 11/28/2014	NM Nevada Trust	REGISTERED
5.	NEIMAN MARCUS	Argentina	3154277 3/28/2012	2516540 7/23/2012	NM Nevada Trust	REGISTERED
6.	NEIMAN MARCUS	Australia	1576523 8/23/2013	1576523 8/23/2013	NM Nevada Trust	REGISTERED
7.	NEIMAN-MARCUS	Benelux	709298 12/23/1987	R 157421 9/1/1988	NM Nevada Trust	REGISTERED RENEWED
8.	BERGDORF GOODMAN	Brazil	840247745 8/28/2012	840247745 9/27/2016	NM Nevada Trust	REGISTERED
9.	BERGDORF GOODMAN	Brazil	840247729 8/28/2012	8402477294/12/2016	NM Nevada Trust	REGISTERED
10.	NEIMAN MARCUS	Brazil	840247737 8/28/2012	840247737 9/27/2016	NM Nevada Trust	REGISTERED
11.	NEIMAN MARCUS	Brazil	818619490 6/30/1995	818619490 10/14/1997	NM Nevada Trust	REGISTERED RENEWED
12.	BERGDORF GOODMAN	Canada	037194500 1/25/1974	TMA213031 4/2/1976	NM Nevada Trust	REGISTERED RENEWED
13.	BERGDORF GOODMAN	Canada	030786200 9/22/1967	TMA165467 10/3/1969	NM Nevada Trust	REGISTERED RENEWED
14.	BERGDORF GOODMAN	Canada	030786000 9/22/1967	TMA165316 9/26/1969	NM Nevada Trust	REGISTERED RENEWED

Trademark/Image if any		Jurisdiction	Application Number Application Date	Registration Number Registration Date	Owner	Status
15.	CUSP	Canada	1636992 7/26/2013	TMA911690 8/19/2015	NM Nevada Trust	REGISTERED
16.	HORCHOW	Canada	063260700 5/24/1989	TMA379978 2/15/1991	NM Nevada Trust	REGISTERED RENEWED
17.	HORCHOW	Canada	063262100 5/24/1989	TMA379980 2/15/1991	NM Nevada Trust	REGISTERED RENEWED
18.	MISS BERGDORF	Canada	038052900 11/14/1974	TMA212712 3/12/1976	NM Nevada Trust	REGISTERED RENEWED
19.	NEIMAN-MARCUS	Canada	035394200 6/2/1972	TMA191255 5/25/1973	NM Nevada Trust	REGISTERED RENEWED
20.	NEIMAN MARCUS	Chile	1242730 2/17/2017	—	NM Nevada Trust	PENDING
21.	NEIMAN MARCUS	Chile	977658 12/16/1988	943848 5/17/1991	NM Nevada Trust	REGISTERED RENEWED
22.	BAO GE	China	11198999 7/12/2012	11198999 12/7/2013	NM Nevada Trust	REGISTERED
23.	BAO GE	China	11198997 7/12/2012	11198997 12/7/2013	NM Nevada Trust	REGISTERED
24.	BAO GE	China	11199002 7/12/2012	11199002 12/7/2013	NM Nevada Trust	REGISTERED
25.	BAO GE	China	11199001 8/16/2012	11199001 12/7/2013	NM Nevada Trust	REGISTERED
26.	BAO GE	China	11359017 8/16/2012	11359017 1/21/2014	NM Nevada Trust	REGISTERED
27.	BAO GE	China	11359262 8/16/2012	11359262 8/21/2014	NM Nevada Trust	REGISTERED
28.	BAO GE	China	11198998 7/12/2012	11198998 12/7/2013	NM Nevada Trust	REGISTERED
29.	BAO GE	China	11199000 7/12/2012	11199000 12/7/2013	NM Nevada Trust	REGISTERED
30.	BAO GE	China	11199003 7/12/2012	11199003 12/7/2013	NM Nevada Trust	REGISTERED
31.	BAOGE	China	11199005 7/12/2012	11199005 12/7/2013	NM Nevada Trust	REGISTERED
32.	BAOGE	China	11199007 7/12/2012	11199007 7/14/2014	NM Nevada Trust	REGISTERED
33.	BAOGE	China	11199009 7/12/2012	11199009 12/7/2013	NM Nevada Trust	REGISTERED
34.	BAOGE	China	11199004 7/12/2012	11199004 12/7/2013	NM Nevada Trust	REGISTERED

Trademark/Image if any		Jurisdiction	Application Number Application Date	Registration Number Registration Date	Owner	Status
35.	BAOGE	China	11199006 7/12/2012	11199006 7/14/2014	NM Nevada Trust	REGISTERED
36.	BAOGE	China	11199008 7/12/2012	11199008 4/28/2014	NM Nevada Trust	REGISTERED
37.	BAOGE	China	11199010 7/12/2012	11199010 12/7/2013	NM Nevada Trust	REGISTERED
38.	BERGDORF	China	10505671 2/20/2012	10505671 11/28/2013	NM Nevada Trust	REGISTERED
39.	BERGDORF	China	10505672 2/20/2012	10505672 4/14/2013	NM Nevada Trust	REGISTERED
40.	BERGDORF	China	10505673 2/20/2012	10505673 5/28/2013	NM Nevada Trust	REGISTERED
41.	BERGDORF	China	10293658 12/12/2011	10293658 2/14/2013	NM Nevada Trust	REGISTERED
42.	BERGDORF	China	10293659 12/12/2011	10293659 8/7/2013	NM Nevada Trust	REGISTERED
43.	BERGDORF	China	10293657 12/12/2011	10293657 3/7/2013	NM Nevada Trust	REGISTERED
44.	BERGDORF GOODMAN	China	10505668 2/20/2012	10505668 5/28/2013	NM Nevada Trust	REGISTERED
45.	BERGDORF GOODMAN	China	10505667 2/20/2012	10505667 4/14/2013	NM Nevada Trust	REGISTERED
46.	BERGDORF GOODMAN	China	3013771 11/8/2001	3013771 1/28/2003	NM Nevada Trust	REGISTERED RENEWED
47.	BERGDORF GOODMAN bo dao fu gu de man	China	8801110 11/2/2010	8801110 12/7/2011	NM Nevada Trust	REGISTERED
48.	BERGDORF GOODMAN	China	11198992 7/12/2012	11198992 12/7/2013	NM Nevada Trust	REGISTERED
49.	BERGDORF GOODMAN	China	11198993 7/12/2012	11198993 12/7/2013	NM Nevada Trust	REGISTERED
50.	BERGDORF GOODMAN	China	11198991 7/12/2012	11198991 12/7/2013	NM Nevada Trust	REGISTERED
51.	BERGDORF GOODMAN	China	11198995 7/12/2012	11198995 10/21/2015	NM Nevada Trust	REGISTERED

Trademark/Image if any		Jurisdiction	Application Number Application Date	Registration Number Registration Date	Owner	Status
52.	BERGDORF GOODMAN	China	11198996 7/12/2012	11198996 6/14/2014	NM Nevada Trust	REGISTERED
53.	BERGDORF GOODMAN	China	11199012 7/12/2012	11199012 5/7/2014	NM Nevada Trust	REGISTERED
54.	BERGDORF GOODMAN	China	11199011 7/12/2012	11199011 10/21/2015	NM Nevada Trust	REGISTERED
55.	BERGDORF GOODMAN	China	11186483 7/10/2012	11186483 11/28/2013	NM Nevada Trust	REGISTERED
56.	BERGDORF GOODMAN	China	10927909 5/12/2012	10927909 12/14/2013	NM Nevada Trust	REGISTERED
57.	BERGDORF GOODMAN	China	10293638 12/12/2011	10293638 4/28/2016	NM Nevada Trust	REGISTERED
58.	BERGDORF GOODMAN	China	10293639 12/12/2011	10293639 4/14/2014	NM Nevada Trust	REGISTERED
59.	BERGDORF GOODMAN	China	11198994 7/12/2012	11198994 2/7/2016	NM Nevada Trust	REGISTERED
60.	BERGDORF GOODMAN	China	11359015 8/16/2012	11359015 4/7/2014	NM Nevada Trust	REGISTERED
61.	BERGDORF GOODMAN	China	11359016 8/16/2012	11359016 4/7/2014	NM Nevada Trust	REGISTERED
62.	BO DAO FU	China	10652027 3/21/2012	10652027 6/7/2013	NM Nevada Trust	REGISTERED
63.	BO DAO FU	China	10652029 3/21/2012	10652029 6/7/2013	NM Nevada Trust	REGISTERED
64.	BO DAO FU	China	10652028 3/21/2012	10652028 6/7/2013	NM Nevada Trust	REGISTERED
65.	BO DAO FU	China	10652030 3/21/2012	10652030 6/7/2013	NM Nevada Trust	REGISTERED
66.	BO DAO FU GU DE MAN	China	10652021 3/21/2012	10652021 6/7/2014	NM Nevada Trust	REGISTERED
67.	BO DAO FU GU DE MAN	China	10652022 3/21/2012	10652022 6/7/2013	NM Nevada Trust	REGISTERED

Trademark/Image if any		Jurisdiction	Application Number Application Date	Registration Number Registration Date	Owner	Status
68.	BO DAO FU SI	China	10652023 3/21/2012	10652023 6/7/2013	NM Nevada Trust	REGISTERED
69.	BO DAO FU SI	China	10652025 3/21/2012	10652025 6/7/2013	NM Nevada Trust	REGISTERED
70.	BO DAO FU SI	China	10652026 3/21/2012	10652026 6/7/2013	NM Nevada Trust	REGISTERED
71.	BO DAO FU SI	China	10652024 3/21/2012	10652024 6/7/2013	NM Nevada Trust	REGISTERED
72.	NAI MAN MA KU SI	China	10652042 3/21/2012	10652042 6/7/2013	NM Nevada Trust	REGISTERED
73.	NAI MAN MA KU SI	China	10652039 3/21/2012	10652039 6/7/2013	NM Nevada Trust	REGISTERED
74.	NAI MAN MA KU SI	China	10652040 3/21/2012	10652040 5/14/2013	NM Nevada Trust	REGISTERED
75.	NAI MAN MA KU SI	China	10652041 3/21/2012	10652041 5/21/2013	NM Nevada Trust	REGISTERED
76.	NAI MAN SI	China	10652032 3/21/2012	10652032 6/7/2013	NM Nevada Trust	REGISTERED
77.	NAI MAN SI	China	10652033 3/21/2012	10652033 6/7/2013	NM Nevada Trust	REGISTERED
78.	NAI MAN SI	China	10652031 3/21/2012	10652031 6/7/2013	NM Nevada Trust	REGISTERED
79.	NAI MAN SI	China	10652034 3/21/2012	10652034 6/7/2013	NM Nevada Trust	REGISTERED
80.	NEIMAN MARCUS	China	10505670 2/20/2012	10505670 5/28/2013	NM Nevada Trust	REGISTERED
81.	NEIMAN MARCUS	China	10505669 2/20/2012	10505669 8/7/2013	NM Nevada Trust	REGISTERED

Trademark/Image if any		Jurisdiction	Application Number Application Date	Registration Number Registration Date	Owner	Status
82.	NEIMAN MARCUS	China	11359261 8/16/2012	11359261 4/14/2015	NM Nevada Trust	REGISTERED
83.	NEIMAN MARCUS	China	10293641 12/12/2011	10293641 3/7/2014	NM Nevada Trust	REGISTERED
84.	NEIMAN MARCUS	China	3280328 8/20/2002	3280328 8/21/2010	NM Nevada Trust	REGISTERED
85.	NEIMANMARCUS	China	10927908 5/17/2012	10927908 12/14/2013	NM Nevada Trust	REGISTERED
86.	NEIMANMARCUS	China	10293640 12/12/2011	10293640 4/7/2015	NM Nevada Trust	REGISTERED
87.	NEIMANS	China	10505676 2/20/2012	10505676 5/28/2013	NM Nevada Trust	REGISTERED
88.	NEIMANS	China	10505675 2/20/2012	10505675 4/14/2013	NM Nevada Trust	REGISTERED
89.	NEIMANS	China	10505674 2/20/2012	10505674 2/21/2014	NM Nevada Trust	REGISTERED
90.	NEIMANS	China	10293656 12/12/2011	10293656 4/7/2015	NM Nevada Trust	REGISTERED
91.	NEIMANS	China	10293655 12/12/2011	10293655 2/14/2013	NM Nevada Trust	REGISTERED
92.	NEIMANS	China	10293643 12/12/2011	10293643 2/14/2013	NM Nevada Trust	REGISTERED
93.	NM EDITS	China	12087745 1/23/2013	12087745 7/14/2014	NM Nevada Trust	REGISTERED
94.	NI MAN	China	11199013 7/12/2012	11199013 12/7/2013	NM Nevada Trust	REGISTERED
95.	NI MAN	China	11359014 8/16/2012	11359014 11/14/2015	NM Nevada Trust	REGISTERED
96.	NI MAN MA GE	China	10682113 3/27/2012	10682113 5/28/2013	NM Nevada Trust	REGISTERED
97.	NI MAN MA GE	China	10682110 3/27/2012	10682110 5/28/2013	NM Nevada Trust	REGISTERED
98.	NI MAN MA GE	China	10682111 3/27/2012	10682111 5/28/2013	NM Nevada Trust	REGISTERED
99.	NI MAN MA GE	China	10682112 3/27/2012	10682112 5/28/2013	NM Nevada Trust	REGISTERED

Trademark/Image if any		Jurisdiction	Application Number Application Date	Registration Number Registration Date	Owner	Status
100.	BERGDORF GOODMAN	Colombia	9224445235 —	121107 4/21/1983	NM Nevada Trust	REGISTERED RENEWED
101.	BERGDORF GOODMAN	Community Trademarks	176628 4/1/1996	176628 11/25/1998	NM Nevada Trust	REGISTERED RENEWED
102.	NEIMAN MARCUS	Community Trademarks	176560 4/1/1996	176560 11/25/1998	NM Nevada Trust	REGISTERED RENEWED
103.	BERGDORF	Hong Kong	302150586 2/1/2012	302150586 2/1/2012	NM Nevada Trust	REGISTERED
104.	BERGDORF GOODMAN	Hong Kong	302150595 2/1/2012	302150595 2/1/2012	NM Nevada Trust	REGISTERED
105.	NEIMAN MARCUS	Hong Kong	302150568 2/1/2012	302150568 2/1/2012	NM Nevada Trust	REGISTERED
106.	NEIMAN MARCUS	Hong Kong	199406034 4/1/1992	199406034 4/1/1992	NM Nevada Trust	REGISTERED RENEWED
107.	NEIMAN-MARCUS	Hong Kong	19810069 9/24/1979	19810069 9/24/1979	NM Nevada Trust	REGISTERED RENEWED
108.	NEIMANS	Hong Kong	302150577 2/1/2012	302150577 2/1/2012	NM Nevada Trust	REGISTERED
109.	BERGDORF GOODMAN	Indonesia	J002012023664 5/21/2012	IDM000451554 1/26/2015	NM Nevada Trust	REGISTERED
110.	NEIMAN MARCUS	Indonesia	D00.2003.01795.01821 1/24/2003	IDM000391718 1/24/2003	NM Nevada Trust	REGISTERED RENEWED
111.	NEIMAN MARCUS	Indonesia	J002010036779 10/13/2010	IDM00047283 4/22/2015	NM Nevada Trust	REGISTERED
112.	BERGDORF GOODMAN	Japan	2011-090790 12/16/2011	5593868 6/28/2013	NM Nevada Trust	REGISTERED
113.	BERGDORF GOODMAN	Japan	S48-129598 8/13/1973	1648446 1/26/1984	NM Nevada Trust	REGISTERED RENEWED
114.	HORCHOW	Japan	H07-092117 9/8/1995	4071160 10/17/1997	NM Nevada Trust	REGISTERED RENEWED
115.	HORCHOW	Japan	H07-092118 9/8/1995	3350113 10/3/1997	NM Nevada Trust	REGISTERED RENEWED

Trademark/Image if any		Jurisdiction	Application Number Application Date	Registration Number Registration Date	Owner	Status
116.	HORCHOW	Japan	H07-092119 9/8/1995	3354442 10/24/1997	NM Nevada Trust	REGISTERED RENEWED
117.	HORCHOW	Japan	H07-006708 1/30/1995	4012000 6/13/1997	NM Nevada Trust	REGISTERED RENEWED
118.	NEIMAN MARCUS	Japan	2011-090789 12/16/2011	5593867 6/28/2013	NM Nevada Trust	REGISTERED
119.	NEIMAN MARCUS	Japan	H07-092120 9/8/1995	4071161 10/17/1997	NM Nevada Trust	REGISTERED RENEWED
120.	NEIMAN MARCUS	Japan	H07-092121 9/8/1995	4064383 10/3/1997	NM Nevada Trust	REGISTERED RENEWED
121.	NEIMAN MARCUS	Japan	H07-092122 9/8/1995	4002773 5/23/1997	NM Nevada Trust	REGISTERED RENEWED
122.	NEIMAN MARCUS	Japan	S63-078627 7/11/1988	2297503 1/31/1991	NM Nevada Trust	REGISTERED RENEWED
123.	NEIMAN MARCUS	Japan	S54-086434 11/14/1979	1758188 4/23/1985	NM Nevada Trust	REGISTERED RENEWED
124.	NEIMAN MARCUS	Japan	S54-086433 11/14/1979	1586076 5/26/1983	NM Nevada Trust	REGISTERED RENEWED
125.	NEIMAN MARCUS	Japan	S54-086432 11/14/1979	1607515 7/28/1983	NM Nevada Trust	REGISTERED RENEWED

Trademark/Image if any		Jurisdiction	Application Number Application Date	Registration Number Registration Date	Owner	Status
126.	NEIMAN MARCUS	Japan	S54-014915 3/5/1979	1618015 9/29/1983	NM Nevada Trust	REGISTERED RENEWED
127.	NEIMAN MARCUS	Japan	S48-031809 2/21/1973	1194625 4/12/1976	NM Nevada Trust	REGISTERED RENEWED
128.	NEIMAN-MARCUS	Japan	S47-120033 8/31/1972	1166438 10/27/1975	NM Nevada Trust	REGISTERED RENEWED
129.	NM NEIMAN MARCUS	Japan	H07-092124 9/8/1995	4071162 10/17/1997	NM Nevada Trust	REGISTERED RENEWED
130.	NM NEIMAN MARCUS	Japan	H07-092125 9/8/1995	4064384 10/3/1997	NM Nevada Trust	REGISTERED RENEWED
131.	NM NEIMAN MARCUS	Japan	H07-092126 9/8/1995	4002774 5/23/1997	NM Nevada Trust	REGISTERED RENEWED
132.	NM NEIMAN MARCUS	Japan	H07-092127 9/8/1995	4009125 6/6/1997	NM Nevada Trust	REGISTERED RENEWED
133.	RED RIVER	Japan	H07-092123 9/8/1995	4034705 7/25/1997	NM Nevada Trust	REGISTERED RENEWED
134.	RED RIVER	Japan	H09-179891 11/27/1997	4258331 4/2/1999	NM Nevada Trust(1)	REGISTERED RENEWED
135.	NEIMAN MARCUS	Macao	N/79923 10/17/2013	N/79923 6/12/2014	NM Nevada Trust	REGISTERED
136.	NEIMAN-MARCUS	Mexico	222916 9/19/1983	295388 12/9/1983	NM Nevada Trust	REGISTERED RENEWED

(1)                                 Assignment from The Neiman Marcus Group, Inc. to NM Nevada Trust to be filed with Japanese Trademark Office.

Trademark/Image if any		Jurisdiction	Application Number Application Date	Registration Number Registration Date	Owner	Status
137.	NEIMAN-MARCUS	Mexico	222915 9/19/1983	295387 12/9/1983	NM Nevada Trust	REGISTERED RENEWED
138.	NEIMAN-MARCUS	Mexico	222917 9/19/1983	295389 12/9/1983	NM Nevada Trust	REGISTERED RENEWED
139.	NEIMAN-MARCUS	Mexico	222918 9/19/1983	295390 12/9/1983	NM Nevada Trust	REGISTERED RENEWED
140.	NEIMAN-MARCUS	Mexico	222914 9/19/1983	295386 12/9/1983	NM Nevada Trust	REGISTERED RENEWED
141.	NEIMAN-MARCUS	Mexico	205219 8/31/1982	328936 7/14/1987	NM Nevada Trust	REGISTERED RENEWED
142.	NEIMAN-MARCUS	Mexico	150590 8/21/1979	230608 9/13/1979	NM Nevada Trust	REGISTERED RENEWED
143.	NEIMAN-MARCUS	Peru	180003-2003 2/4/1993	P00001825 10/12/1993	NM Nevada Trust	REGISTERED RENEWED
144.	BERGDORF GOODMAN	South Korea	45-2013-0003271 6/13/2012	45-0051647 10/16/2014	NM Nevada Trust	REGISTERED
145.	BERGDORF GOODMAN	South Korea	45-2011-0004881 10/27/2011	45-0045414 7/10/2013	NM Nevada Trust	REGISTERED
146.	NEIMAN MARCUS	South Korea	45-2011-0004048 9/9/2011	4500447840000 5/14/2013	NM Nevada Trust	REGISTERED
147.	NEIMAN MARCUS	South Korea	4020080053237 11/13/2008	4008168080000 3/12/2010	NM Nevada Trust	REGISTERED
148.	NEIMAN MARCUS	Taiwan	102059114 10/24/2013	01707955 5/16/2015	NM Nevada Trust	REGISTERED
149.	NEIMAN MARCUS	Turkey	2013/83102 10/4/2013	2013 83102 4/8/2014	NM Nevada Trust	REGISTERED
150.	BERGDORF GOODMAN	United Kingdom	1024846 2/12/1974	1024846 2/12/1974	NM Nevada Trust	REGISTERED RENEWED
151.	NEIMAN MARCUS	United Kingdom	1522317 12/24/1992	1522317 11/25/1994	NM Nevada Trust	REGISTERED RENEWED

SCHEDULE III

FILING JURISDICTIONS

LEGAL NAMES, FILING JURISDICTIONS AND
LOCATIONS OF CHIEF EXECUTIVE OFFICE

Legal Name	Filing Jurisdiction	Chief Executive Office

Mariposa Intermediate Holdings LLC	Delaware	2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067

Mariposa Borrower, Inc.	Delaware	1618 Main Street, Dallas, Texas 75201

Bergdorf Goodman Inc.	New York	754 Fifth Avenue, New York, New York 10019

Bergdorf Graphics, Inc.	New York	754 Fifth Avenue, New York, New York 10019

BG Productions, Inc.	Delaware	1618 Main Street, Dallas, Texas 75201

Neiman Marcus Group LTD LLC	Delaware	1618 Main Street, Dallas, Texas 75201

NEMA Beverage Corporation	Texas	1618 Main Street, Dallas, Texas 75201

NEMA Beverage Holding Corporation	Texas	1618 Main Street, Dallas, Texas 75201

NEMA Beverage Parent Corporation	Texas	1618 Main Street, Dallas, Texas 75201

NM Bermuda, LLC	Delaware	1618 Main Street, Dallas, Texas 75201

NM Financial Services, Inc.	Delaware	1618 Main Street, Dallas, Texas 75201

Legal Name	Filing Jurisdiction	Chief Executive Office

NM Nevada Trust	Massachusetts	3200 Las Vegas Blvd., Las Vegas, NV

NMG Global Mobility, Inc.	Delaware	1618 Main Street, Dallas, Texas 75201

The Neiman Marcus Group LLC	Delaware	1618 Main Street, Dallas, Texas 75201

NMGP, LLC	Virginia	1618 Main Street, Dallas, Texas 75201

Worth Avenue Leasing Company	Florida	1618 Main Street, Dallas, Texas 75201

NMG California Salon LLC	California	9700 Wilshire Blvd, Beverly Hills, CA 90212

NMG Florida Salon LLC	Florida	5860 Glades Road, Boca Raton, FL 33431

NMG Salon Holdings LLC	Delaware	1618 Main Street, Dallas, Texas 75201

NMG Salons LLC	Delaware	1618 Main Street, Dallas, Texas 75201

NMG Texas Salon LLC	Texas	1618 Main Street, Dallas, Texas 75201

The NMG Subsidiary LLC	Delaware	1618 Main Street, Dallas, Texas 75201

SCHEDULE IV

COMMERCIAL TORT CLAIMS

(1)  Reference is made to the class action settlement involving Visa and Mastercard, who separately and together with certain banks, engaged with certain actions that resulted in merchants paying excessive interchange fees when accepting Visa and Mastercard credit and debit cards in connection with store and online purchases.  Under the settlement, Visa, Mastercard and other bank defendants have agreed to provide approximately $6.24 billion in class settlement funds.  The net class settlement fund will be used to pay valid claims of merchants that accepted Visa and Mastercard credit or debit cards between January 1, 2004 through January 25, 2019.

The Court has given preliminary approval to this settlement.  A Court hearing is set for November 7, 2019 for the Court to officially approve of the settlement.

Merchants have until July 23, 2019 to decide if they will stay in the settlement and wait to file a claim, object to the settlement and file a notice to appear with the Court, or to opt out and make a separate claim.

The Company is in the process of evaluating the potential recovery on its portion of the claims and believes there is a reasonable chance such recovery will exceed $2.5 million.

SCHEDULE V

ORIGINAL GUARANTORS

Legal Name

1.	Mariposa Intermediate Holdings LLC

2.	Mariposa Borrower, Inc.

3.	Bergdorf Goodman Inc.

4.	Bergdorf Graphics, Inc.

5.	BG Productions, Inc.

6.	Neiman Marcus Group LTD LLC (f/k/a Neiman Marcus Group LTD Inc.)

7.	NEMA Beverage Corporation

8.	NEMA Beverage Holding Corporation

9.	NEMA Beverage Parent Corporation

10.	NM Bermuda, LLC

11.	NM Financial Services, Inc.

12.	NM Nevada Trust

13.	NMG Global Mobility, Inc.

14.	The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)

15.	NMGP, LLC

16.	Worth Avenue Leasing Company